Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT MILESTONE PHARMACEUTICALS INC. TREATS AS PRIVATE OR CONFIDENTIAL

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is entered into as of March 27, 2023 (the “Execution Date”) by and among Milestone Pharmaceuticals Inc., a corporation existing under the Business Corporations Act (Québec) (the “Company”), the purchasers from time to time party hereto (each, a “Purchaser”, and collectively, the “Purchasers”), RTW Investments, LP, as agent for the Purchasers (in such capacity, the “Principal Purchaser”) and Acquiom Agency Services LLC, as collateral agent for the Purchasers (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Purchasers are willing, pursuant to the terms and conditions of this Agreement, to purchase from the Company convertible senior secured promissory notes in substantially the form attached hereto as Exhibit A (each as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Notes”) in an aggregate principal amount of up to $50,000,000, which Note purchases are, and are deemed to be, part of a single loan issued pursuant to this Agreement;

WHEREAS, the Company and Milestone Pharmaceuticals USA, Inc. are willing to enter into the Guarantee and Collateral Agreement, dated as of March 27, 2023 with the Collateral Agent (the “Guarantee and Collateral Agreement”), and the other collateral documents, including the Canadian Hypothec (as defined in Section 9) contemplated thereby (collectively, the “Collateral Documents”);

WHEREAS, the Company has entered into the Purchase and Sale Agreement with respect to certain royalties of the Company, dated as of March 27, 2023, with RTW Royalty I DAC, as the Buyer (the “Purchase and Sale Agreement”);

WHEREAS, the Notes are subject to conversion into Common Shares of the Company on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.            DEFINITIONS.

1.1            Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“1% Exception” has the meaning specified in Section 4.4(h) hereof.

“Additional Shares” has the meaning specified in Section 4.6(a) hereof.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (b) any officer or director of such Person. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, no Purchaser shall be deemed an Affiliate of the Company.

“Authorized Denomination” means, with respect to a Note, an initial principal amount thereof equal to $1,000 or any integral multiple of $1.00 in excess thereof.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York or Montréal, Québec are authorized or required by law to remain closed.

“Canadian Hypothec” has the meaning specified in Section 9.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any Indebtedness convertible into, or exchangeable into, such equity.

“Cash Interest” has the meaning specified in Section 3.2 hereof.

“Cash Management Obligations” means obligations owed by the Company to any provider of any cash management services under a Treasury Management Arrangement pursuant to such agreement.

“Close of Business” means 5:00 p.m., New York City time.

“Commission” or the “SEC” means the United States Securities and Exchange Commission.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Shares” means the Common Shares of the Company, no par value per share.

“Common Shares Change Event” has the meaning specified in Section 4.7(a) hereof.

“Conversion Date” has the meaning specified in Section 4.2(a) hereof.

“Conversion Consideration” has the meaning specified in Section 4.3(b)(i) hereof.

“Conversion Notice” has the meaning specified in Section 4.2(a) hereof.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 191.0548 Common Shares per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Debtor Relief Laws” means the Bankruptcy Code of the United States or any other applicable corporate statute, and all other liquidation, restructuring, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Distributed Property” has the meaning specified in Section 4.4(c) hereof.

“Effective Date” means, with respect to a Fundamental Change or a Make-Whole Fundamental Change, as applicable, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective.

“Etripamil” has the meaning set forth in the Purchase and Sale Agreement.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Flood Insurance Certificate” means with respect to each Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued when any of the following occurs:

(1)            a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries or the employee benefit plans of the Company, its Subsidiaries or a Permitted Holder, files a Schedule TO or any schedule, form or other report under the Exchange Act disclosing that such person or group has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50.0% of the voting power of the Company’s Common Equity;

(2)            consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) pursuant to which the Common Shares would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof), (B) any share exchange, consolidation, merger, amalgamation or similar event involving the Company pursuant to which the Common Shares will be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s wholly owned Subsidiaries (any such share exchange, consolidation, merger, amalgamation or similar event, transaction or series of transactions being referred to in this clause (2) as an “Event”); provided, however, that any such Event described in clause (A) or (B) above where the Persons that “beneficially owned,” directly or indirectly, the Company’s voting shares immediately prior to such event “beneficially own”, directly or indirectly, more than 50.0% of the total voting power of all outstanding classes of voting shares or stock of the continuing or surviving Person or transferee or the parent thereof immediately after such Event and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities such holders receive in such transaction will be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction will not constitute a “Fundamental Change”; provided, further, that, prior to the Covenant Fall Away Date (or in the case of Milestone Pharmaceuticals USA, Inc., at all times, regardless of whether the Covenant Fall Away Date occurs), any sale, lease or other transaction in which the Company no longer wholly-owns a Specified Material Subsidiary, unless such Specified Material Subsidiary is merged or liquidated into or amalgamated with another Specified Material Subsidiary or the Company, will constitute a “Fundamental Change” (and for the avoidance of doubt, after the Covenant Fall Away Date, any sale, lease or other transaction in which the Company no longer wholly-owns a Specified Material Subsidiary will still be evaluated under clauses (A) through (C) of this definition);

(3)            the holders of the Common Shares approve any plan or proposal for the Company’s liquidation or dissolution; or

(4)            the Common Shares cease to be listed or admitted for trading on The New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market (or any successor to the foregoing) (each such exchange or market, a “Permitted Exchange”), unless the Common Shares (or such other Common Equity) have been accepted for listing or admitted for trading on another Permitted Exchange; provided, however, that a transaction or event described in clause (1) or (2) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Shares (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any Permitted Exchange (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Shares Change Event whose Reference Property consists of such consideration.

If any transaction in which the Common Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

For the purposes of this definition, (x) any transaction or event described in both clause (1) and in clause (2) above (without regard to the proviso in clause (2)) will be deemed to occur solely pursuant to clause (2) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Company Notice” has the meaning specified in Section 10.1(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 10.1(d) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 10.1(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 10.1(d) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 10.1(a) hereof.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Guarantors” means Milestone Pharmaceuticals USA, Inc., and any other Subsidiary that becomes a party to the Guarantee and Collateral Agreement.

“Governmental Entity” means any national, federal, state, provincial, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority, self-regulatory organization or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Indebtedness” of any Person means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding (i) trade accounts payable in the ordinary course of business, (ii) “earnouts”, purchase price adjustments, profit sharing arrangement and similar contingent payment obligations arising out of purchase and/or sale contracts (unless any such obligations would appear as a liability on the balance sheet of such Person under GAAP) and (iii) bonus, deferred compensation, incentive compensation or similar arrangements in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (with the amount thereof being measured as the fair market value of such property), (f) all obligations, contingent or otherwise, with respect to letters of credit (whether or not drawn), banker’s acceptances and surety bonds issued for the account of such Person, (g) all obligations for which such Person is obligated pursuant to any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or derivative agreements or arrangements, and (h) all guarantees or other contingent obligations of such Person in respect of any of the foregoing; provided that, leases that would have been treated as operating leases prior to the adoption of Accounting Standards Codification 842 will not be deemed to constitute as “Indebtedness”.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each March 31, June 30, September 30, and December 31 of each year, beginning on June 30, 2023.

“Knowledge of the Company” or “Knowledge” means the actual knowledge of the individuals listed on Schedule D hereto, after reasonable inquiry.

“Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices per share or, if more than one in either case, the average of the average last bid and the average last ask prices per share) on that Trading Day as reported in composite transactions for the principal U.S. (or Canada) national or regional securities exchange on which the Common Shares are traded. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. If the Common Shares are not listed for trading on a U.S. (or Canada) national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices per share for the Common Shares on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Lien” means any mortgage, lien, pledge, participation interest, charge, adverse claim, security interest, encumbrance or restriction of any kind, including any restriction on use, transfer or exercise of any other attribute of ownership of any kind, but excluding the grant of a license or sublicense to practice or use any intellectual property rights.

“Make-Whole Fundamental Change” means (a) any event that is a Fundamental Change (subject to any exceptions or exclusions to the definition other than the exclusion in the proviso to clause (2) of the definition of “Fundamental Change”), or (b) the sending of a Redemption Notice pursuant to Section 10.5(e). For the avoidance of doubt, the sending of a Redemption Notice in respect of a redemption pursuant to Section 10.5(b)(ii) shall not constitute a Make-Whole Fundamental Change.

“Make-Whole Fundamental Change Period” has the following meaning:

(a)            in the case of a Make-Whole Fundamental Change pursuant to clause (a) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Make-Whole Fundamental Change Effective Date; and

(b)            in the case of a Make-Whole Fundamental Change pursuant to clause (b) of the definition thereof, the period from, and including, the Redemption Notice Date (as specified pursuant to Section 10.5(e)) for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called for Redemption occurs during the Make-Whole Fundamental Change Period for both a Make-Whole Fundamental Change occurring pursuant to clause (a) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (b) of such definition in respect of a redemption pursuant to Section 10.5(b)(i), then, notwithstanding anything to the contrary in Section 4.6, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (a) with respect to a Make-Whole Fundamental Change pursuant to clause (a) thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective and (b) with respect to a Make-Whole Fundamental Change pursuant to clause (b) thereof, the Redemption Notice Date.

“Market Disruption Event” means, if the Common Shares are listed for trading on the Nasdaq Global Select Market or listed on another U.S. (or Canada) national or regional securities exchange, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Shares or in any options, contracts or futures contracts relating to the Common Shares.

“Marketing Approval” has the meaning set forth in the Purchase and Sale Agreement.

“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.

“Material Adverse Effect” means any material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company or any of its Subsidiaries taken as a whole.

“Material Contract” means all contracts, agreements, deeds, mortgages, leases, subleases, licenses, instruments and notes: (a) the breach of which by the Company or any Subsidiary or the termination of which would reasonably be expected to have a Material Adverse Effect, or (b) that have been required to be filed as exhibits by the Company with the Commission since December 30, 2020 pursuant to Items 601(b)(2), 601(b)(4), 601(b)(9) or 601(b)(10) (but excluding Items 601(b)(10)(ii)(A) and 601(b)(10)(iii)) of Regulation S-K promulgated by the Commission.

“Material Real Property” means any real property owned in fee by a Guarantor (or owned by any Person required to become a Guarantor hereunder) with a fair market value equal to or greater than $5,000,000.

“Maturity Date” has the meaning specified in Section 3.1 hereof.

“Mortgage Policy” means an American Land Title Association Lender’s Extended Coverage title insurance policy or the equivalent form of title insurance policy available in each applicable jurisdiction outside of the United States covering such interest in the Mortgaged Property in an amount at least equal to the fair market value of such Mortgaged Property (or such lesser amount as shall be specified by the Collateral Agent, acting on behalf of the Principal Purchaser) insuring the first priority Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens (other than Permitted Liens), together with such customary endorsements, coinsurance and reinsurance available in such applicable jurisdiction as the Collateral Agent, acting on behalf of the Principal Purchaser may reasonably request.

“Mortgaged Properties” means the property on which Mortgages are required pursuant to Section 7.4(b).

“Mortgages” means, collectively, the deeds of trust, deeds of hypothec, trust deeds, debentures, charges, mortgages made by the Guarantors in favor of the Collateral Agent for the benefit of the Purchasers, and any other mortgages, deeds of trust, deeds of hypothec, trust deeds, debentures, and charges executed and delivered pursuant to Section 7.4(b).

“Note Documents” means this Agreement, including the schedules and exhibits hereto, any Notes and the Collateral Documents.

“Note Purchase Amount” means $50,000,000.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Notes any Notes executed and delivered by the Company except (a) Notes replaced pursuant to Section 13.4 hereof, on and after the time such Note is replaced (unless the Company receives proof satisfactory to them that such Note is held by a bona fide purchaser), (b) Notes converted pursuant to Section 4 hereof, on and after their Conversion Date, (c) Notes redeemed pursuant to Section 10.5, on and after the applicable Redemption Date, (d) any and all Notes, as of the Maturity Date, if the Company has deposited with the Purchasers thereof money sufficient to pay all of the Notes of such Purchaser then payable, and (e) any and all Notes owned by the Company or any other obligor upon the Notes, or for purposes of votes or consents, any Affiliate of the Company or of such other obligor.

“Permitted Holder” means RTW Investments, LP, together with its Affiliates, any Person (including any investment fund or vehicle) managed by it or its Affiliates and any other “person” or “group” subject to aggregation of the Company’s Capital Stock with the aforementioned person under Section 13(d) of the Exchange Act.

“Permitted Liens” means (a) Liens securing indebtedness permitted pursuant to Section 7.1(b)(i), (ii), (iv), (v), (vi), (viii), and (xi) below; (b) Liens securing the payments of taxes, assessments and governmental charges or levies that are not delinquent; (c) bankers Liens, rights of setoff and similar Liens incurred on deposits of cash and securities; (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, processors and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established; (e) Liens on property existing at the time of acquisition of such property, provided that such Liens were in existence prior to such acquisition and not incurred in contemplation thereof; (f) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) Liens securing judgments or claims not constituting an Event of Default, or securing appeal or other surety bonds relating to such judgments; (h) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any non-exclusive license or lease agreement entered into in the ordinary course of business which do not secure any Indebtedness; (i) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Subsidiaries; (j) title defects or irregularities, easements, rights-of-way, restrictions, servitudes and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not materially interfere with the ordinary conduct of the business of the applicable Person; (k) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses; (l) exclusive and non-exclusive licenses and sublicenses for the use of intellectual property of the Company or any of its Subsidiaries not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole; provided that in the case of such license or sublicense with respect to the Territory (as defined under the Purchase and Sale Agreement), such license or sublicense is not prohibited under the Purchase and Sale Agreement; (m) undetermined or inchoate Liens arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which, although filed or registered, relate to obligations not due or delinquent; (n) Liens of a collection bank arising under Section 4-210 of the UCC or the equivalent provision under a different jurisdiction on items in the course of collection; (o) Liens on specific items of inventory or other goods (and the proceeds thereof) securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods; (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (q) reservations in any original grants from the Crown (Canada) of any land or interest therein, statutory exceptions to title and reservations of mineral rights (including coal, oil and natural gas) in any grants from the Crown (Canada) or from any other predecessors in title; (r) the rights reserved to or vested in municipalities or governmental or other public authorities or agencies by statutory provisions or by the terms of leases, licenses, franchises, grants or permits which affect any land, to terminate any such leases, licenses, franchises, grants or permits or to require annual or other payments as a condition to the continuance thereof; (s) securities to public utilities or Governmental Entities when required by the utility or Governmental Entity in connection with the supply of services or utilities to the Seller in the operation of its business, and securities granted as part of any refundings or renewals thereof provided the security is restricted to the same collateral; (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course; and (u) Liens in the nature of rights of setoff in favor of counterparties to contractual agreements.

“Permitted Royalty Financing” means the transactions contemplated under the Purchase and Sale Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

[***]

“PIK Interest” has the meaning specified in Section 3.2 hereof.

“Qualified Buyer” has the meaning set forth in the Purchase and Sale Agreement.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redemption” means the repurchase of any Note by the Company pursuant to Section 10.5.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption in accordance with Section 10.5(c).

“Redemption Notice” has the meaning specified in Section 10.5(e) hereof.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 10.5(e).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 10.5(d).

“Reference Property” has the meaning specified in Section 4.7(a) hereof.

“Reference Property Unit” has the meaning specified in Section 4.7(a) hereof.

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (a) the date as of which the Purchasers may sell all of the Conversion Shares under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (b) the first anniversary of the conversion of all of the Notes, and (c) the date on which such Purchaser shall have sold all of the Conversion Shares.

“Requisite Purchasers” means Purchasers holding a majority of the aggregate principal amount of the Notes then Outstanding.

“Scheduled Trading Day” means for all purposes other than for purposes of determining amounts due upon conversion, a day that is scheduled to be a Trading Day on the principal U.S. (or Canada) national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, then, for these purposes, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Notes.

“Specified Material Subsidiary” means, (a) Milestone Pharmaceuticals USA, Inc. or (b) any other Material Subsidiary (as defined in the Guarantee and Collateral Agreement) that (i) is organized under the laws of the United States of America, any State thereof or the District of Columbia, or the laws of Canada (or any province thereof) and (ii) holds Product Collateral (as defined in the Purchase and Sale Agreement).

“Spin-Off” has the meaning specified in Section 4.4(c) hereof.

“Spin-Off Valuation Period” has the meaning specified in Section 4.4(c) hereof.

“Stock Price” has the meaning specified in Section 4.6(c) hereof.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned by such Person.

“Successor Company” has the meaning specified in Section 11 hereof.

“Successor Parent Entity” has the meaning specified in Section 11 hereof.

“Tender/Exchange Offer Valuation Period” has the meaning specified in Section 4.4(e) hereof.

“Trading Day” means a Scheduled Trading Day on which (a) trading in the Common Shares generally occurs on the Nasdaq Global Select Market or, if the Common Shares are not then listed on the Nasdaq Global Select Market, on the principal other U.S. (or Canada) national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. (or Canada) national or regional securities exchange, on the principal other market on which the Common Shares are then traded and (b) there is no Market Disruption Event. If the Common Shares are not so listed or traded, then, for these purposes, “Trading Day” means a Business Day.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, investment accounts or other accounts in which funds are held or invested to or for the credit or account of the Company, netting services, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, direct debit, cash concentration, trade finance services, payment processors, and other cash management services.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if, with respect to any financing statement or by reason of any provisions of applicable law, the perfection or the effect of perfection or non-perfection of the Liens granted pursuant to the Collateral Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of Note Documents and any financing statement relating to such perfection or effect of perfection or non-perfection.

1.2            Interpretation (Québec Matters). For purposes of any assets, liabilities or entities located in the Province of Québec, Canada and for all other purposes pursuant to which the interpretation or construction of this Agreement, the Notes or any other Note Document may be subject to the laws of the Province of Québec, Canada or a court or tribunal exercising jurisdiction in the Province of Québec, Canada (i) "personal property" shall be deemed to include "movable property", (ii) "real property" shall be deemed to include "immovable property", (iii) "tangible property" shall be deemed to include "corporeal property", (iv) "intangible property" shall be deemed to include "incorporeal property", (v) "security interest", "mortgage" and "lien" shall be deemed to include a "hypothec", "prior claim", "reservation of ownership" and a "resolutory clause", (vi) all references to filing, registering or recording under the UCC, the Personal Property Security Act shall be deemed to include publication under the Civil Code of Québec, (vii) all references to "perfection" of or "perfected" liens or security interest shall be deemed to include a reference to an "opposable" or "set up" hypothec as against third parties, (viii)  any "right of offset", "right of setoff" or similar expression shall be deemed to include a "right of compensation", (ix) "goods" shall be deemed to include "corporeal movable property" other than chattel paper, documents of title, instruments, money and securities, (x) an "agent" shall be deemed to include a "mandatary", (xi) "construction liens" shall be deemed to include "legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable"; (xii) "joint and several" shall be deemed to include "solidary"; (xiii) "gross negligence or willful misconduct" shall be deemed to be "intentional or gross fault"; (xiv) "beneficial ownership" shall be deemed to include "ownership"; (xv) "legal title" shall be deemed to include "holding title on behalf of an owner as mandatary or prête nom"; (xvi) "easement" shall be deemed to include "servitude"; (xvii) "priority" shall be deemed to include "rank" or "prior claim", as applicable; (xviii) "survey" shall be deemed to include "certificate of location and plan"; (xix) "fee simple title" shall be deemed to include "ownership" (including ownership under a right of superficies); (xx) "ground lease" shall be deemed to include "emphyteusis" or a "lease with a right of superficies", as applicable; (xxi) "leasehold interest" shall be deemed to include "a valid lease"; (xxii) "lease" shall be deemed to include a "leasing contract"; (xxiii) "guarantee" and "guarantor" shall include "suretyship" and "surety", respectively; (xxiv) "foreclosure" shall be deemed to include "the exercise of a hypothecary right"; (xxv) "merger" shall be deemed to include "amalgamation"; (xxvi) "accounts receivables" shall be deemed to include and "claims" (including monetary claims) as referenced in the Civil Code of Québec; and (xxvii) “deposit account” shall be deemed to include “financial account” (as defined in Article 2713.6 of the Civil Code of Québec). The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c'est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisages par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement, sauf, dans chaque cas, si une autre langue est requise en vertu d'une loi applicable.

1.3            Currency References. All amounts referred to in this Agreement and the other Note Documents are in United States Dollars unless otherwise noted.

2.            NOTE PURCHASE.

2.1            Purchase and Sale. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Notes in consideration for the Purchase Price payable by each such Purchaser.

2.2            Purchase Price. At or prior to the Closing Date, each Purchaser will pay the purchase price set forth on such Purchaser’s signature pages attached hereto (the “Purchase Price”) by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers at least two days prior to the Closing Date. On or before the Closing Date, the Company will issue and deliver the Notes, in each case against delivery of the Purchase Price.

2.3            Closing. Subject to the satisfaction of the closing conditions set forth in Section 9 and delivery of item 3 in Schedule C, the closing with respect to the transactions contemplated in Section 2 hereof with respect to the Note Purchase Amount (the “Closing”) shall take place remotely via the exchange of documents and signatures on the second Trading Day after the Execution Date (the “Closing Date”), or at such other time as the Company and Purchasers may agree.

3.            TERM; REPAYMENT; INTEREST.

3.1            Term. The then-outstanding principal of the Notes, all accrued and unpaid interest thereon and any and all other sums payable to the Purchasers hereunder shall be due and payable in full on March 31, 2029 (the “Maturity Date”).

3.2            Interest. The Notes will bear cash interest at a rate of 6.0% per year until maturity (the “Cash Interest”) except as otherwise provided in Section 10.5(h). Interest on the Notes will accrue from, and including, the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the Closing Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will be paid quarterly in arrears on each Interest Payment Date. Notwithstanding the foregoing, until March 31, 2026, the Company may elect to defer payment of accrued but unpaid interest on the unpaid principal amount of the Notes and the amount of such deferred accrued but unpaid interest shall be added to the principal amount of the outstanding Notes (the “PIK Interest”). The Company shall be required to give written notice to the Principal Purchaser to elect no later than three (3) Business Days prior to each Interest Payment Date prior to the third anniversary of the Closing Date whether it shall pay Cash Interest or PIK Interest. If the Company fails to give timely written notice to elect a form of interest payment for any Interest Payment Date ending on or prior to March 31, 2026, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date. Any PIK Interest on the Notes will increase the principal amount of the Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). Any references to the principal amount of any Note herein shall mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any interest provided for as PIK Interest. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear interest on such increased principal amount from and after the date of such increase. Notwithstanding anything to the contrary in this Note Purchase Agreement or the Notes, the payment of accrued and unpaid interest in connection with any redemption of the Notes pursuant to Section 10.5 or on the Maturity Date shall be made solely in cash.

3.3            Interest Act. For purposes of the Interest Act (Canada), (i) whenever any interest or fee under the Notes is calculated using a rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days (or such other period that is less than a calendar year), as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 (or such other period that is less than a calendar year), as the case may be, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under the Notes, and (iii) the rates of interest stipulated in the Notes are intended to be nominal rates and not effective rates or yields.

4.            CONVERSION

4.1            Right to Convert. Subject to and upon compliance with the provisions herein, each Purchaser shall have the right, at such Purchaser’s option, to convert all of its Notes or any portion thereof having a principal amount equal to an integral multiple of $1,000, in accordance with this Section 4, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

4.2            Conversion Procedures.

(a)            Generally. To exercise the conversion privilege with respect to any Notes, the Purchaser of such Notes shall:

(i)            complete and manually or electronically sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”);

(ii)            deliver the Conversion Notice, which is irrevocable, and the Note to the Company;

(iii)            if required, furnish appropriate endorsements and transfer documents; and

(iv)            if required, pay all transfer or similar taxes as set forth in Section 4.2(d).

Notwithstanding anything herein or in the Notes to the contrary, (A) if the Company calls any Note for Redemption pursuant to Section 10.5, then (x) the Purchaser of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Agreement, and (y) so long as the Purchaser delivers the Conversion Notice prior to the Close of Business on the Business Day immediately before the applicable Redemption Date, shall be deemed to have properly exercised such conversion right as of such date, provided that the Company shall not be obligated to actually issue Common Shares until such Purchaser complies with the remainder of this Section 4.2; and (B) if a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice, such Note may not be converted except to the extent such Fundamental Change Purchase Notice is withdrawn in accordance with Section 10.1(g) hereof prior to the relevant Fundamental Change Expiration Time. A Purchaser of the Notes shall deliver to the Company the original Note so-converted pursuant to this Section 4 as promptly as practicable after delivery of the Conversion Notice with respect to such Note.

For any Note, the date on which the Purchaser of such Note satisfies all of the applicable requirements set forth above with respect to such Note (except for any requirement to deliver to the Company such original of such converted Note) shall be the “Conversion Date” with respect to such Note, and upon such Conversion Date, conversion shall be deemed to have been effected as to any such Note.

For the avoidance of doubt, until a Purchaser is deemed to become the holder of record of Common Shares, if any, issuable upon conversion of such Purchaser’s Notes as contemplated in the immediately preceding sentence, such Purchaser shall not have any rights as a holder of Common Shares with respect to such Common Shares issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Purchaser shall be deemed the holder of the Common Shares issuable upon conversion of such Note and the converting Purchaser shall no longer be the holder of such Note.

(b)            Endorsement. Any Notes surrendered for conversion shall, unless Common Shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Purchaser or its duly authorized attorney.

(c)            Partially Converted Notes. If any Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and deliver to the Purchaser of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

(d)            Taxes Due upon Conversion. If a Purchaser converts a Note, the Company will pay any documentary, stamp GST/HST or similar issue or transfer tax due on the issue of any Common Shares upon the conversion, unless the tax is due because the Purchaser requests that any shares be issued in a name other than the Purchaser’s name, in which case the Purchaser will pay that tax.

4.3            Settlement Upon Conversion.

(a)            Settlement in Common Shares. Upon the conversion of any Note, the Company shall settle such conversion by delivering, as provided in this Section 4, Common Shares, together, if applicable, with cash in lieu of fractional shares as provided in Section 4.3(b).

(b)            Conversion Consideration.

(i)            Generally. The type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be a number of Common Shares equal to the Conversion Rate per $1,000 principal amount of Notes in effect on the Conversion Date for such conversion.

(ii)            Cash in Lieu of Fractional Shares. If, upon conversion of a Note, the number of Common Shares deliverable pursuant to Section 4.3(b)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (A) such fraction and (B) the Last Reported Sale Price on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)            Conversion of Multiple Notes by a Single Purchaser. If a Purchaser converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will be computed based on the total principal amount of Notes converted on such Conversion Date by such Purchaser.

(c)            Delivery of the Conversion Consideration. Except as set forth in Section 4.4, Section 4.6 or Section 4.7, the Company will pay or deliver, as applicable, to the Purchaser the Conversion Consideration due upon the conversion of any of its Notes on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(d)            Accrued but Unpaid Interest. Accrued but unpaid interest to but not including the Conversion Date of a Note shall be due and payable by the Company in cash to the Purchaser thereof concurrently with the delivery of any Common Shares upon the conversion of such Note, and the Company will not adjust the Conversion Rate to account for any such accrued and unpaid interest on such Note.

4.4            Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.4, except that the Company shall not make any adjustment to the Conversion Rate if each Purchaser participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and as a result of holding the Notes, in any of the transactions described below without having to convert its Notes, as if it held a number of Common Shares equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Purchaser.

(a)            If the Company issues exclusively Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Record Date or such effective date, as applicable;

OS0 = the number of Common Shares outstanding immediately prior to the Open of Business on such Record Date or such effective date, as applicable; and

OS1 = the number of Common Shares that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effectiveness of such share split or share combination, as applicable.

Any adjustment made under this Section 4.4(a) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.4(a) is declared but not so paid or made or any share split or share combination of the type described in this Section 4.4(a) is announced but not consummated, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or share split or share combination had been announced.

(b)            If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 4.4(c)(with respect to Distributed Property, but not Spin-off) and 4.4(g) will apply) entitling them to subscribe for or purchase Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Record Date;

OS0 = the number of Common Shares outstanding immediately prior to the Open of Business on such Record Date;

X = the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any increase made under this Section 4.4(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase in the Conversion Rate with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such issuance had not occurred.

For purposes of this Section 4.4(b) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at a price per share less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)            If the Company distributes “shares” (which term, for purposes of this Section 4.4(c), shall be deemed to mean Capital Stock), evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its shares or other securities, to all or substantially all holders of the Common Shares, excluding:

(i)            dividends, distributions, rights, options or warrants as to which an adjustment is effected (or would have been effected without regard to the 1% Exception) pursuant to Section 4.4(a) hereof or Section 4.4(b) hereof;

(ii)            dividends or distributions paid exclusively in cash as to which an adjustment is effected (or would have been effected without regard to the 1% Exception) pursuant to Section 4.4(d) hereof;

(iii)            Spin-Offs, as to which the provisions set forth below in this Section 4.4(c) shall apply; and

(iv)            rights under any shareholder rights plan of the Company (except as set forth in Section 4.4(g) hereof);

(any of such shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP
SP - FMV

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on such Record Date;

SP = the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =      the fair market value (as determined by the Board of Directors) of Distributed Property distributed with respect to each outstanding Common Share as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP” (as defined above), in lieu of the foregoing increase, each Purchaser shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of Distributed Property that such Purchaser would have received as if such Purchaser owned a number of Common Shares equal to the Conversion Rate in effect immediately prior to the Record Date for the distribution.

Any increase made pursuant to the immediately preceding formula in this Section 4.4(c) will become effective immediately after the Open of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.4(c) where there has been a payment of a dividend or other distribution on the Common Shares of any class or series of shares, or any similar equity interest, of or relating to any Subsidiaries of the Company or business units of the Company, and such shares or similar equity interest are or is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, including, without limitation, the Toronto Stock Exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 = the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the shares or similar equity interest distributed to holders of Common Shares applicable to one Common Share over the first 10 consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Shares in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and

MP0 = the average of the Last Reported Sale Prices of the Common Shares over the Spin-Off Valuation Period.

Any increase made pursuant to the immediately preceding formula in this Section 4.4(c), will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Record Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary herein or in the Notes, the Company will, if necessary, delay the settlement of such conversion until the second Business Day after the last Trading Day of the Spin-Off Valuation Period.

(d)            If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP
SP - D

where,

CR0 = the Conversion Rate in effect immediately prior to the Open of Business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the Open of Business on the Record Date for such dividend or distribution;

SP = the average of the Last Reported Sale Prices of the Common Shares on the three consecutive Trading Day period immediately preceding the Record Date for such dividend or distribution; and

D = the amount in cash per share that the Company distributes to all or substantially all holders of the Common Shares.

If “D” (as defined above) is equal to or greater than “SP” (as defined above), then, in lieu of the foregoing increase, each Purchaser shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of Common Shares, the amount of cash that such Purchaser would have received if such Purchaser had owned a number of Common Shares equal to the Conversion Rate in effect immediately prior to the record date for such cash dividend or distribution. Any increase under this Section 4.4(d) shall become effective immediately after the Open of Business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Shares (other than solely pursuant to an odd-lot offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 = the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1 = the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0 = the number of Common Shares outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of Common Shares outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Tender/Exchange Offer Valuation Period”);

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 4.4(e), except to the extent provided in the last sentence of this paragraph. The adjustment to the Conversion Rate pursuant to this Section 4.4(e) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after Close of Business on the Offer Expiration Date, with retroactive effect. If a Note is converted and the Conversion Date occurs on the Offer Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Agreement or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(f)            Special Settlement Provisions.

Notwithstanding anything to the contrary herein or in the Notes, if a Purchaser converts a Note and:

(1)            the Record Date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Section 4.4(a) through (e) hereof occurs, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(2)            the Conversion Consideration due upon such conversion includes any whole Common Shares; and

(3)            such Common Shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise), then, solely for purposes of such conversion, (x) the Company will, without duplication, give effect to such adjustment on such Conversion Date; and (y) if the date the Company is otherwise required to deliver the Conversion Consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

In addition, notwithstanding anything to the contrary herein, if:

(i)            a Conversion Rate adjustment for any dividend or distribution becomes effective on any Record Date pursuant to Section 4.4(a) through (e);

(ii)            a Note is to be converted;

(iii)            the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related Record Date;

(iv)            the Conversion Consideration due upon such conversion includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v)            such Common Shares would be entitled to participate in such dividend or distribution,

then, although the Company will otherwise treat such Purchaser as the holder of record of such Common Shares on the Conversion Date, the Company shall not permit such Purchaser to participate in such event on account of such Common Shares; provided, however, and for the avoidance of doubt, if such Conversion Rate does not include any adjustment for such dividend or distribution, such Purchaser shall be entitled to participate in such dividend or distribution as if such Purchaser were a holder of Common Shares equal to the Common Shares into which such Purchaser’s Notes are converted.

(g)            Poison Pill. If a Purchaser converts a Note, the Purchaser converting such Note will receive, in addition to any Common Shares to which it is entitled in connection with such conversion, the rights under any shareholders rights plan of the Company in effect at such time, unless prior to the applicable Conversion Date, the rights have separated from the Common Shares, in which case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Shares, Distributed Property as described in Section 4.4(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights. In all other cases, the issuance of rights pursuant to a rights plan will not result in an adjustment to the Conversion Rate pursuant to Section 4.4(c) hereof.

(h)            Deferral of Adjustments. Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate; provided, however, that the Company shall carry forward any adjustment that is less than one percent (1%) of the Conversion Rate, shall take such carried-forward adjustments into account in any subsequent adjustment, and shall make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than one percent (1%), (i) annually on the anniversary of the first date of issue of the Notes; and (ii) otherwise, (1) on each Conversion Date; and (2) if a Fundamental Change occurs or the Company calls the Notes for Redemption, in each case unless such adjustment has already been made. The provisions of this Section 4.4(h) are referred to as the “1% Exception.”

(i)            Limitation on Adjustments. Except as stated in this Section 4.4, the Company will not adjust the Conversion Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities. Notwithstanding anything herein or in the Notes to the contrary, if the application of the formulas in Section 4.4(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i)            on account of share repurchases that are not tender offers referred to in Section 4.4(e) hereof, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by the Board of Directors or otherwise;

(ii)            upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;

(iii)            upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(iv)            upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.4(i) through (iii) above and outstanding as of the date the Notes were first issued;

(v)            for a change in the par value of the Common Shares; or

(vi)            for accrued and unpaid interest on the Notes, if any.

In addition, the Company will not undertake any action that would result in the Company being required, pursuant to this Agreement, to adjust the Conversion Rate such that the Conversion Price per Common Share will be less than the par value per Common Share.

(j)            For purposes of this Section 4.4, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractional Common Shares.

(k)            Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the nearest 1/10,000th of a Common Share, rounding any additional decimal places up or down in a commercially reasonable manner.

4.5            Discretionary and Voluntary Adjustments.

(a)            Discretionary Adjustments. Whenever any provision of this Agreement requires the Company to calculate the Last Reported Sale Prices or any function thereof over a span of multiple days (including the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Record Date, Ex-Dividend Date or Offer Expiration Date, as applicable, of the event occurs, at any time during the period when such Last Reported Sale Prices or function thereof is to be calculated.

(b)            Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of the Nasdaq Global Select Market, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. To the extent permitted by applicable law and applicable requirements of the Nasdaq Global Select Market, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

4.6            Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)            Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs and a Purchaser elects to convert its Notes during the related Make-Whole Fundamental Change Period, then the Company shall, to the extent provided herein, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional Common Shares (the “Additional Shares”), as described in this Section 4.6.

(b)            Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Shares in any Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes with a Conversion Date that is on or after the Make-Whole Fundamental Change Effective Date, then (i) in respect of all conversions whose Conversion Date occurs on or after the Make-Whole Fundamental Change Effective Date, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be a cash amount equal to the applicable Conversion Rate (including any adjustment as described in this Article 4) multiplied by such Stock Price; and (ii) the Company’s conversion obligation will be determined and paid to Purchasers in cash on the fifth (5th) Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Make-Whole Fundamental Change Effective Date in accordance with Section 4.3 hereof (but subject to Section 4.4 hereof).

(c)            Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Purchaser that converts its Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Make-Whole Fundamental Change Effective Date and the price (the “Stock Price”) paid (or deemed paid) per Common Share in the Make-Whole Fundamental Change, as determined under the two immediately following sentences. In the case of a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” where holders of the Company’s Common Shares receive only cash in such Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per Common Share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Shares over the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date.

(d)            Interpolation and Limits. The exact Stock Prices and Make-Whole Fundamental Change Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)            if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365- or 366-day year, as applicable;

(ii)            if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate; and

(iii)            if the Stock Price is less than $3.60 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 277.7770 Common Shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.4 hereof.

The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.4.

(e)            Notices. The Company shall notify the Purchasers of any Make-Whole Fundamental Change Effective Date occurring pursuant to clause (a) of the definition thereof, no later than five Business Days after such Make-Whole Fundamental Change Effective Date.

4.7            Effect of Recapitalization, Reclassification, Consolidation, Merger, Amalgamation or Sale.

(a)            Common Shares Change Event. In the case of:

(i)            any recapitalization, reclassification or change of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination);

(ii)            any consolidation, merger, amalgamation or combination involving the Company;

(iii)            any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)            any binding share exchange;

and, in each case, as a result of which the Common Shares would be converted into, or exchanged for, or represent solely the right to receive, shares, stock, other securities, other property or assets (including cash or any combination thereof) (such shares, stock, securities, property or assets, “Reference Property,” and the amount and kind of Reference Property that a holder of one Common Share would be entitled to receive on account of such transaction, a “Reference Property Unit”) (any such event, a “Common Shares Change Event”), then, notwithstanding anything to the contrary herein or in the Notes, at the effective time of such Common Shares Change Event, (A) the consideration due upon conversion of any Notes, will be determined in the same manner as if each reference to any number of Common Shares in this Article 4 were instead a reference to the same number of Reference Property Units, (B) for purposes of Section 10.5(b), each reference to Common Shares in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units and (C) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the term “Common Shares” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property. If any Reference Property Unit consists entirely of cash, then the Company will settle all such conversions within five Business Days of the relevant Conversion Date. For these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or in the case of cash denominated in U.S. Dollars, the face amount thereof). The Company (and such other Persons, if any, specified in the immediately following paragraph) shall, as a condition precedent to such Common Shares Change Event execute and deliver to the Purchasers a form of amendment hereto in form reasonably satisfactory to the Requisite Purchasers giving effect to the provisions of this Section 4.7.

The Company shall not become a party to any Common Shares Change Event unless its terms are consistent with this Section 4.7. Such amendment described in the first paragraph of this Section 4.7(a) shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Section 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Common Shares Change Event, the Reference Property receivable thereupon by a holder of Common Shares includes shares of stock, securities or other property or assets (excluding cash ) of a Person other than the successor or purchasing Person, as the case may be, in such Common Shares Change Event, then such amendment shall also be executed by such other Person.

(b)            Composition of the Reference Property Unit. If the Reference Property in any Common Shares Change Event consists of more than a single type of consideration (determined based in part upon any form of shareholder election), then the composition of the Reference Property Unit will be deemed to be the weighted average, per Common Share, of the types and amounts of consideration actually received by the holders of Common Shares. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made.

4.8            Certain Covenants. The Company covenants that all Common Shares that may be issued upon conversion of Notes shall be issued in book-entry format, shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than transfer taxes arising due to a change in registered owner). The Company shall list or cause to have quoted any Common Shares to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Shares are then listed or quoted.

4.9            Notice to Holders.

(a)            Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Agreement, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Purchaser containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)            Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.4(b) hereof, (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.4(c) hereof (including any separation of rights from the Common Shares described in Section 4.4(g) hereof), or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.4(d) hereof, then the Company shall deliver to the Purchasers, as promptly as practicable after the holders of the Common Shares are notified of such event, notice describing such issuance, dividend or distribution, as the case may be, and stating the expected Record Date for such issuance, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Purchasers written notice if the consideration included in such issuance, dividend or distribution, or the Record Date of such issuance, dividend or distribution, as the case may be, changes.

(ii)            Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.4(e) hereof, the Company shall deliver to the Purchasers on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (A) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (B) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii)            Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.5(b), the Company shall deliver notice to the Holders at least two Scheduled Trading Days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(iv)            Insolvency, Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary insolvency, bankruptcy, dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Purchasers as promptly as possible, but in any event prior to the earlier of (A) the date on which such insolvency, bankruptcy, dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (B) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such insolvency, bankruptcy, dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of Common Shares is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Purchasers, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Share is expected to be entitled to receive in such event, changes.

(v)            Defaults. If there is any event that is, or would after the passage of time, constitute an Event of Default under Section 8, the Company shall deliver notice to the Purchasers as promptly as practicable.

4.10            Beneficial Ownership Conversion Limits. Notwithstanding Section 4.1, any Purchaser shall not have the right to convert all or any portion of the Notes held by such Purchaser pursuant to Section 4.1 or otherwise, to the extent that immediately prior to, or immediately after giving effect to such conversion such Purchaser (together with its Affiliates and any other Persons whose beneficial ownership would be aggregated with such Purchaser and its Affiliates (such Persons, collectively, the “Attribution Parties”)), would beneficially own Common Shares in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such Purchaser and its Affiliates and Attribution Parties shall not include the number of Common Shares that would be issuable upon (a) conversion of the non-converted portion of the Notes beneficially owned by such Purchaser or any of its Affiliates or Attribution parties and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company in each case to the extent subject to a limitation on conversion or exercise analogous to the Beneficial Ownership Limitation, beneficially owned by such Purchaser or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4.10, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by each Purchaser that the Company is not representing to such Purchaser that such calculation is in compliance with Section 13(d) of the Exchange Act and such Purchaser is solely responsible for any schedules required to be filed in accordance therewith. For purposes of this Section 4.10, in determining the number of outstanding Common Shares, each Purchaser may rely on the number of outstanding Common Shares as reflected in (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of Common Shares outstanding. Upon the written request of any Purchaser, the Company shall, within one Trading Day, confirm orally and in writing to such Purchaser the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company by such Purchaser or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was last publicly reported or confirmed to such Purchaser. The “Beneficial Ownership Limitation” shall initially be 9.99% of the number of Common Shares outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Notes. The Principal Purchaser, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions in this Section 4.10 to any other percentage specified not in excess of 9.99% as specified in such notice. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. To the extent that any transferee of such Purchaser shall be subject to the provisions of this Section 4.10, such transferee shall so affirm to the Company in writing prior to or concurrently with the transfer of Notes to such transferee.

5.            REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Purchasers and the Collateral Agent as of the Closing Date as follows:

5.1            Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the Province of Québec and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on the financial condition, business, or operations of the Company taken as a whole.

5.2            Corporate Power and Authority; Valid Issuance of Shares.

(a)            The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the other Note Documents and the consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Board of Directors and no further consent or authorization of the Company, the Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company, and the other instruments referred to herein, including the Note Documents, to which it is a party and any Note Document to which it is a party will be duly executed and delivered by the Company, and each such instrument or Note Document constitutes or will constitute a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)            The Common Shares underlying the Notes (the “Conversion Shares”) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances (other than restrictions on transfer under the Note Documents arising under applicable federal and state securities laws), and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

(c)            The Notes have been duly and validly authorized by all necessary corporate action, have been duly and validly executed and delivered, and constitute valid and binding obligations of the Company.

5.3            Consents. Neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by it of the obligations and transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Conversion Shares and the provision to the Purchaser of the rights contemplated by the Note Documents) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person, other than filings required under applicable U.S. federal and state securities laws.

5.4            No Conflicts.

(a)            The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance, the reservation for issuance and the delivery of the Conversion Shares and the provision to the Purchasers of the rights contemplated hereby or by the Note Documents) will not (i) result in a violation of the certificate and articles of incorporation, as amended, or the by-laws, as amended, or any equivalent organizational document of the Company or any Subsidiary (the “Charter Documents”) or require the approval of the Company’s shareholders, (ii) violate, conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any Material Contract, (iii) result in a violation of or require any shareholder or other approval under any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. or Canadian federal, state, provincial or territorial securities laws, and any rules, regulations, instruments, notices, blanket orders and policies published and/or promulgated thereunder or any regulations of any self-regulatory organizations to which the Company or its securities are subject, as such may be amended from time to time) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, (iv) result in a violation of or require shareholder approval under any rule or regulation of The Nasdaq Stock Market that has not been so obtained, or (v) except as set forth in this Agreement, result in the creation of any encumbrance upon any of the Company’s or any of its Subsidiary’s assets, except under clauses (ii), (iii) and (v) any violation, breach, default or encumbrance as would not result in a Material Adverse Effect.

(b)            Neither the Company nor any Subsidiary is (i) in violation of its Charter Documents, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would cause the Company or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, nor has the Company or any Subsidiary received written notice of a claim that it is in default under, or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (iii) in violation of, or in receipt of written notice that it is in violation of, any law, ordinance or regulation of any Governmental Entity, except where the violation would not result in a Material Adverse Effect, and (iv) in violation of any order of any Governmental Entity having jurisdiction over the Company or any Subsidiary or any of the Company’s or any Subsidiary’s properties or assets, except where the violation would not result in a Material Adverse Effect.

5.5            Capitalization.

(a)            As of the Execution Date, the authorized share capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares, no par value per share (“Preferred Shares”). As of March 24, 2023: (i) 33,287,226 Common Shares were issued and outstanding; (ii) 0 Preferred Shares were issued and outstanding; (iii) 9,007,660 Common Shares were issuable (and such number was reserved for issuance) upon exercise of options to purchase Common Shares (the “Options”) outstanding as of such date; and (iv) 9,577,257 Common Shares were issuable (and such number was reserved for issuance) upon exercise of warrants to purchase Common Shares (the “Outstanding Warrants”) outstanding as of such date.

(b)            As of March 24, 2023, except for: the Options and the Outstanding Warrants, there were no options, warrants or other rights to acquire equity securities from the Company.

5.6            Subsidiaries. Except for Milestone Pharmaceuticals USA, Inc., a Delaware corporation, the Company does not have any Subsidiaries, and such Subsidiary is wholly owned by the Company.

5.7            Material Contracts. Each Material Contract is the legal, valid and binding obligation of the Company or a Subsidiary, as the case may be, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company and each Subsidiary, as the case may be, is in compliance with all material terms of the Material Contracts to which it is party, and there has not occurred any breach, violation or default or any event that, with the lapse of time, the giving of notice or the election of any Person, or any combination thereof, would constitute a breach, violation or default by the Company or any Subsidiary under any such Material Contract or, to the Knowledge of the Company, by any other Person to any such contract, except where such breach, violation or default would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

5.8            Québec Securities Laws. The Company has complied with the securities laws of the Province of Québec, including the rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Autorité des marchés financiers (Québec), and all discretionary rulings and orders applicable to the Company, if any, of the Canadian securities commissions required to be complied with by the Company in order to complete the transactions contemplated by this Agreement. To the Company’s knowledge, no order, ruling or decision of any court or any securities regulatory authority in Canada is in effect that restricts or ceases trades in securities of the Company.

5.9            The Nasdaq Stock Market. The Common Shares are listed on The Nasdaq Global Select Market (“Nasdaq”) and, at the time of the issuance, the Company shall have filed a Notification: Listing of Additional Shares with Nasdaq with respect to the Conversion Shares and shall have received no objection thereto from Nasdaq. To the Company’s Knowledge, there are no proceedings to revoke or suspend such listing or the listing of the Conversion Shares. The Company is in compliance with the requirements of Nasdaq for continued listing of the Common Shares thereon and any other Nasdaq listing and maintenance requirements, and the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Conversion Shares) will not result in any noncompliance by the Company with any such requirements.

5.10          SEC Reports; Financial Statements; Shell Company Status.

(a)            The Company’s Common Shares are registered under Section 12(b) of the Exchange Act. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2022 (the foregoing materials, together with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”), including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, in each case, to the rules promulgated thereunder, as applicable, and none of the SEC Reports, when filed, except to the extent that information contained in any Company Report has been revised or superseded by a later filed Company Report filed and made publicly available prior to the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The 2022 10-K as filed by the Company with the SEC shall not differ from the draft 2022 10-K provided to the Principal Purchaser in any material respects.

(b)            The financial statements and the related notes of the Company included in the SEC Reports have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present, in all material respects, the consolidated financial position of the Company as of and for the dates thereof and the consolidated results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(c)            The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.11          Disclosure Controls and Procedures; Internal Controls Over Financial Reporting.

(a)            The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as December 31, 2022. The Company will present in the 2022 10-K the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as December 31, 2022.

(b)            The Company maintains internal control over financial reporting (as such term is defined in Exchange Act Rule 13a-15(f) and 15d-15(f)) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and such internal control over financial reporting is effective. The Company will present in the 2022 10-K the conclusions of the certifying officers about the effectiveness of the Company’s internal control over financial reporting based on their evaluations as of the end of the period covered by such report. Since December 31, 2022, there have been no significant changes in the Company’s internal control over financial reporting or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

5.12          Absence of Litigation. There is no claim, action, suit, arbitration, investigation or other proceeding pending against, or to the Knowledge of the Company, threatened against or affecting, the Company, any Subsidiary or any of the Company’s or any Subsidiary’s properties or, to the Knowledge of the Company, any of its respective officers or directors before any Governmental Entity, in each case other than legal proceedings that are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any Subsidiary. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or any other applicable securities regulator of the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act and, to the Company’s Knowledge, the SEC has not issued any such order.

5.13          [Reserved].

5.14          Valid Issuance of Shares. The outstanding shares in the capital of the Company have been duly and validly issued and are fully paid and non-assessable. Such shares, and all outstanding options and other securities of the Company have been issued in compliance with the registration and prospectus delivery requirements of the Securities Act, and the registration and qualification requirements of applicable state securities laws, or in compliance with applicable exemptions therefrom, and all other provisions of applicable federal, state, provincial and territorial securities laws, and any rules, regulations, instruments, notices, blanket orders and policies published and/or promulgated thereunder, including, without limitation, antifraud provisions.

5.15          Compliance with Laws.

(a)            Except as would not result in a Material Adverse Effect: (i) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company or out-licensed by the Company (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as it relates to a Company Product and as described in the SEC Reports (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iii) the Company has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations or has any Knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the Company’s Knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that would reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by the FDA or similar Governmental Entity with respect to a Company Product; (v) the Company has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any Knowledge that any such Governmental Entity has threatened or is considering such action with respect to a Company Product; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

(b)           To the Company’s Knowledge, neither the Company nor any of its directors, officers, employees or agents, has made, or caused the making of, any materially false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.

(c)            The clinical studies and tests conducted by the Company or on behalf of the Company, have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations; and the Company has not received any notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any clinical study or test conducted by or on behalf of the Company.

5.16          Intellectual Property Matters. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the SEC Reports to be conducted (the “Company Intellectual Property”), except for such Intellectual Property the failure of which to own or have a license or other right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, there are no rights of third parties to any Company Intellectual Property, other than as licensed by the Company. To the Knowledge of the Company, there is no infringement by third parties of any Company Intellectual Property. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Company Intellectual Property that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company Intellectual Property that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) or the Canadian Intellectual Property Office (“CIPO”) which have not been disclosed to the USPTO or CIPO and which would preclude the grant of a patent in connection with any patent application of the Company Intellectual Property or could form the basis of a finding of invalidity with respect to any issued patents of the Company Intellectual Property.

5.17          Absence of Changes. Since December 31, 2022: (a) there has not been any Material Adverse Effect or any event or events that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; and (b) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares.

5.18          Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter Documents or the laws of its state of incorporation that is or could become applicable to each Purchaser as a result of such Purchaser and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation as a result of the Company’s issuance of the Conversion Shares and such Purchaser’s ownership of the Conversion Shares.

5.19          Investment Company Act; Margin Stock. Neither the Company nor any of its Subsidiaries is or will become, as a result of the transactions contemplated hereby, an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the Investment Company Act of 1940. Neither the Company nor any of its Subsidiaries (a) is or will be engaged principally, or as one of its important activities, in extending credit for purpose of, whether immediate or ultimate, purchasing or carrying Margin Stock, (b) shall use the proceeds of the Notes, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board or (c) has taken or permitted to be taken or will take any action that might cause any Note Document to violate Regulation T, U or X of the Federal Reserve Board.

5.20          Ownership of Properties.

(a)            The Company and each of its Subsidiaries has valid and legal title to, or valid leasehold interests in, all property necessary or used in the ordinary conduct of its business, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            The property of the Company and each of its Subsidiaries is subject to no Liens other than Permitted Liens.

5.21          Disclosure. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No representation or warranty by the Company contained in this Agreement, when taken as a whole and together with the SEC Reports, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that with respect to any projections and forward-looking information and information of a general economic or industry nature contained in such materials, the Company represents only that such information was based upon good faith estimates and assumptions believed by the Company to be reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material. The Company acknowledges and agrees that the Purchaser does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5.22            Insurance. Each of the Company and each Guarantor are insured by financially sound and reputable insurers against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business.

6.            REPRESENTATIONS AND WARRANTIES OF PURCHASERS. Each Purchaser, severally but not jointly, represents and warrants to the Company as follows as of the Closing Date as follows:

6.1            Investigation; Economic Risk. Each Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. Each Purchaser further acknowledges having had access to information about the Company that it has requested. Each Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. Each Purchaser further acknowledges that it has obtained its own attorneys, business advisors and tax advisors as to legal, business and tax advice (or has decided not to obtain such advice) and has not relied on the Company or any of its Subsidiaries for such advice.

6.2            Purchase for Own Account. Each Note issued to each Purchaser and the securities issuable upon exercise or conversion thereof will be acquired by such Purchaser for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

6.3            Exempt from Registration; Restricted Securities. Each Purchaser understands that the sale of the Notes will not be registered under the Securities Act on the grounds that the sale provided for in this Agreement is exempt from registration under of the Securities Act, and that the reliance on such exemption is predicated in part on each Purchaser’s representations set forth in this Agreement. Each Purchaser understands that the Notes and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available. Each Purchaser further understands that the Notes will include applicable restrictive legends relating to resale in accordance with applicable Canadian securities laws and that such Purchaser may not be able to resell the Notes in Canada, including the Conversion Shares, unless they can rely on an available exemption from the Canadian prospectus requirements.

6.4            Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission, and an “accredited investor” within the meaning of Section 1.1 of National Instrument 45-106 – Prospectus Exemptions.

6.5            [Reserved].

6.6            No Disqualification Events. No (a) Purchaser, (b) any of their directors, executive officers, other officers that may serve as a director or officer of any company in which a Purchaser invests, general partners or managing members, nor (c) to Purchaser’s knowledge, any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act held by a Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of a Closing in writing in reasonable detail to the Company.

7.            COVENANTS.

7.1            Negative Covenants. Neither the Company nor any Subsidiary shall, without the prior written consent of the Requisite Purchasers, take any of the following actions:

(a)            create, incur, assume or suffer to exist any Lien on or with respect to any of its assets, except Permitted Liens;

(b)            create, incur, assume or suffer to exist any Indebtedness, except:

(i)              the Notes issued hereunder and to the extent constituting Indebtedness, other Obligations under the Note Documents;

(ii)             debt existing on the Execution Date and disclosed to the Purchasers on Schedule B hereto;

(iii)            unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(iv)            Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed [***] at any time;

(v)            Indebtedness consisting of revolving line of credit (which may be first lien senior secured), in an aggregate principal amount not to exceed [***] at any time; provided that such Indebtedness, to the extent secured, will be subject to customary first lien/second lien intercreditor arrangements;

(vi)            letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations incurred in the ordinary course of business; provided that the aggregate outstanding amount of such letters of credit, bankers’ acceptances, guarantees or other similar instruments or other obligations issued thereunder shall not exceed [***] at any time outstanding;

(vii)           Indebtedness between or among the Company and any of its Subsidiaries, including, without limitation, any intercompany obligations incurred pursuant to the Permitted Royalty Financing;

(viii)         Indebtedness incurred in the ordinary course of business owed to any Person providing property, casualty, liability, or other insurance to the Company or any of its Subsidiaries, including to finance insurance premiums, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the policy year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such policy year;

(ix)            to the extent constituting Indebtedness, obligations under the Permitted Royalty Financing;

(x)             other unsecured Indebtedness;

(xi)            Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; and

(xii)           extensions, refinancings, modifications, amendments and restatements of Indebtedness set forth in clauses (i) through (x) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose materially more burdensome terms upon the Company or such Subsidiary.

(c)            sell, transfer, lease or pledge any interest with respect to the revenue or sales of Etripamil in the U.S., other than the Permitted Royalty Financing (provided that, for the avoidance of doubt, the foregoing shall not prohibit the disposition of accounts receivables for collection).

7.2            Lapse in Negative Covenants. If on any date following the Closing Date and on the earliest to occur of the date (such date, the "Covenant Fall Away Date") in which (a) there is a Change of Control (as defined in the Purchase and Sale Agreement) involving a Qualified Buyer, (b) the Company maintains a market capitalization (calculated as the number of Common Shares outstanding on a particular date multiplied by the Last Reported Sale Price on such date) greater than or equal to [***], and (c) fewer than [***] principal amount of Notes remain Outstanding (excluding, for purposes of this Section 7.2, any Notes called for redemption but not redeemed pursuant to Section 10.5(h)), then beginning on such date and continuing at all times thereafter, the covenants set forth in Sections 7.1, 7.3, 7.4 and 7.5 shall cease to be applicable to the Company and its Subsidiaries and to have further force and effect.

7.3            Maintenance of Insurance.

(a)            Except when the failure to do so has not resulted in, or is not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, the Company shall maintain or cause to be maintained with insurance companies that the Company believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons, and furnish to the Collateral Agent, which, absent a continuing Event of Default, shall not be made more than once in any twelve month period, upon reasonable written request from the Collateral Agent, information presented in reasonable detail as to the insurance so carried. The Collateral Agent shall have no liability or responsibility to maintain any insurance over the Collateral, or otherwise.

(b)            Within 120 days after the Closing Date, subject to Section 7.6, each such policy of insurance shall, with respect to assets constituting Collateral,

(i)              name the Collateral Agent, on behalf of the Purchasers, as an additional insured thereunder (with respect to liability insurance), and

(ii)             to the extent covering Collateral in the case of property insurance, contain a lender loss payable clause or endorsement that names the Collateral Agent, on behalf of the Purchasers, as the loss payee thereunder;

provided, that (A) absent an Event of Default that is continuing, any proceeds of any such insurance shall be delivered by the insurer(s) to the Company or one of its Subsidiaries and may be applied in accordance with (or, if this Agreement does not provide for application of such proceeds, in a manner that is not prohibited by) this Agreement and (B) this Section 7.3(b) shall not be applicable to (1) business interruption insurance, workers’ compensation policies, employee liability policies or directors and officers policies, (2) policies to the extent the Collateral Agent cannot have an insurable interest therein or is unable to be named as an additional insured or lender loss payee thereunder, (3) any product liability insurance with respect to a specific product of the Company or any liability insurance with respect to clinical trials, (4) any insurance policies or coverage outside the United States, or (5) the extent unavailable from the relevant insurer after the Borrower’s use of its commercially reasonable efforts.

7.4            Guarantee of Obligations and Giving Security.

(a)            Personal Property. Subject to any applicable limitation in any Note Document, (including Section 7.5), at the Company’s expense, the Company shall take the following actions within sixty days of the occurrence of the formation or acquisition by the Company of a new wholly owned Subsidiary (other than an Immaterial Subsidiary (as defined in the Guarantee and Collateral Agreement)), a “Grant Event” (or such longer period as the Principal Purchaser and the Collateral Agent may agree in their reasonable discretion):

(i)              cause the Subsidiary subject of the Grant Event to execute and deliver the Guarantee and Collateral Agreement (or a joinder and/or supplement thereto), which may be accomplished by executing a guarantee supplement and/or collateral agreement supplement or any other new Collateral Document, as applicable;

(ii)             cause the Subsidiary subject of the Grant Event to execute and deliver any applicable Intellectual Property Security Agreements with respect to Intellectual Property that it owns and that constitutes Collateral;

(iii)            cause the Subsidiary subject of the Grant Event to (A) if such Subsidiary has “opted into” Article 8 of the UCC or a corporation, deliver any and all certificates representing its Equity Interests (to the extent certificated) that constitute Collateral and are required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Collateral Document, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law), and (B) deliver all instruments evidencing Indebtedness held by such Subsidiary that constitute Collateral and are required to be delivered pursuant to the Guarantee and Collateral Agreement or any other Collateral Document, endorsed in blank, to the Collateral Agent;

(iv)            upon the reasonable request of the Principal Purchaser, take and cause the Subsidiary the subject of the Grant Event and each direct or indirect parent of such Subsidiary that is required to become a Subsidiary Guarantor (as defined in the Guarantee and Collateral Agreement) pursuant to this Agreement that directly holds Equity Interests in such Subsidiary to take such customary actions as may be necessary in the reasonable opinion of the Principal Purchaser to grant to the Collateral Agent (or in any representative, agent or subagent of the Collateral Agent designated by it) perfected Liens in the Equity Interests of such Subsidiary and the personal property and fixtures of such Subsidiary to the extent constituting Collateral and required by the Note Documents, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(v)            upon reasonable request of the Principal Purchaser, deliver to the Principal Purchaser and the Collateral Agent a signed copy of a customary opinion, addressed to the Principal Purchaser and the Collateral Agent and the other Purchasers, of counsel for the Note Parties as to such matters set forth in this Section 7.4(a), as the Principal Purchaser may reasonably request; provided that such matters are not inconsistent with those addressed in opinions delivered on the Closing Date or customary market practice;

provided, that (A) without limiting the obligations set forth above, the Principal Purchaser will consult in good faith with the Company to reduce any stamp, filing or similar taxes imposed as a result of the actions described in the foregoing provisions and (B) actions relating to Liens on real property are governed by Section 7.4(b) and not this Section 7.4(a).

(b)            Material Real Property.

(i)             Notice. Within ninety days (or such longer period as the Principal Purchaser may agree in its reasonable discretion) after the acquisition of any Material Real Property by the Company or any Guarantor after the Closing Date, the Company will furnish to the Collateral Agent a description of such Material Real Property in reasonable detail.

(ii)            Mortgages, etc. The Company will, or will cause the applicable Guarantor to, provide the Collateral Agent with a Mortgage with respect to Material Real Property that is the subject of a notice delivered pursuant to Section 7.4(b)(i), within ninety days of such notice (or such longer period as the Principal Purchaser may agree in its reasonable discretion) of the event that triggered the requirement to give such notice, together with:

(1)            evidence that counterparts of such Mortgage have been duly executed, acknowledged and delivered and are in a form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on such Material Real Property in favor of the Collateral Agent for its benefit and the benefit of the Purchasers and that all filing and recording taxes and fees have been paid or are otherwise provided for; it being agreed that the amount of Obligations secured by any such mortgage will not be required to exceed the fair market value of the Material Real Property subject thereto if (and only to the extent) the Company reasonably determines in good faith that such a limitation is reasonably likely to reduce any applicable tax obligations incurred in connection with such Mortgage and notifies the Principal Purchaser in writing of the same prior to the date such Mortgage is entered into;

(2)            fully paid Mortgage Policies or signed commitments in respect thereof together with such affidavits, certificates, and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurance company to issue the Mortgage Policies and endorsements contemplated above and evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage;

(3)            upon the Principal Purchaser’s reasonable request, customary opinions of local counsel for such Guarantor in the state, province or territory in which such Material Real Property is located, with respect to the enforceability of the Mortgage and any related fixture filings and, where the applicable Guarantor granting the Mortgage on said Mortgaged Property is organized, an opinion regarding the due authorization, execution and delivery of such Mortgage; and

(4)            a Flood Insurance Certificate with respect to each parcel of Material Real Property in the United States located in a special flood hazard area.

7.5            Further Assurances. Subject to 7.4 and any applicable limitations in any Collateral Document, and in each case at the expense of the Company, the Company shall, promptly upon the reasonable request by the Principal Purchaser or Collateral Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Principal Purchaser or Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

Notwithstanding anything to the contrary in any Note Document, neither the Company, nor any Subsidiary will be required to, nor will the Principal Purchaser or the Collateral Agent be authorized,

(a)            to perfect security interests in the Collateral other than by,

(i)            “all asset” filings pursuant to the UCC or other applicable law in the office of the secretary of state (or similar central filing office) of the relevant state(s), provincial or territory with respect to Material Real Property;

(ii)             filings in (A) the United States Patent and Trademark Office with respect to any U.S. registered patents and trademarks, (B) the United States Copyright Office of the Library of Congress with respect to material copyright registrations, and (C) the Canadian Intellectual Property Office with respect to Canadian registered intellectual property as provided for in the Collateral Documents, in the case of each of (A), (B) and (C), constituting Collateral;

(iii)            Mortgages in respect of Material Real Property; and

(iv)           delivery to the Principal Purchaser or Collateral Agent (or a bailee or other agent of the Principal Purchaser or Collateral Agent) to be held in its possession of all Collateral consisting of (A) certificates representing Pledged Securities (as defined in the Guarantee and Collateral Agreement) or any other Capital Stock pledged in accordance with the other relevant Collateral Documents, and (B) promissory notes and other instruments constituting Collateral, in each case, in the manner provided in the Collateral Documents;

(b)            to enter into any control agreement, blocked account, lockbox or similar arrangement with respect to any Excluded Account (as defined in the Guarantee and Collateral Agreement);

(c)            to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims, chattel paper or assets subject to a certificate of title or similar statute (in each case, other than the filing of customary “all asset” UCC-1 financing statements (or similar instrument)) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters, in each case, unless required by the terms of the Guarantee and Collateral Agreement or the relevant Collateral Document.

Further, the Guarantors shall not be required to perform any period collateral reporting, if any, with any frequency greater than once per fiscal year (provided that this clause shall not limit the obligation of the Company and the Guarantors to comply with Section 7.5).

7.6            Post-Execution Date Matters. The Company will, and will cause each of its Subsidiaries to, take each of the actions set forth on Schedule C within the time period prescribed therefor on such schedule (as such time period may be extended by the Principal Purchaser in its sole discretion).

8.            DEFAULT.

8.1            Events of Default. For purposes of this Agreement, the term “Event of Default” shall mean any of the following:

(a)            default in any payment of interest on any Note when due and payable, and the default continues for a period of 10 calendar days;

(b)            default in the payment of the principal or premium, if any, on any Note (including the Redemption Price and Fundamental Change Purchase Price ) when due and payable on the Maturity Date, upon required repurchase, redemption, upon declaration of acceleration or otherwise;

(c)            (1) failure by the Company to comply with its obligations under Section 4 hereof to convert the Notes upon exercise of a Purchaser’s conversion right or (ii) failure by the Company to issue a notice in accordance with the provisions of Section 10.1 hereof, and, in each case of clauses (i) and (ii), any such failure continues for three (3) Business Days;

(d)            failure by the Company to comply with any of its other agreements contained in the Notes or this Agreement (other than (i) a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically provided and (ii) Section 14, the failure to comply with which shall be governed solely by the terms of Section 14 and shall not constitute an Event of Default), and the failure continues for a period of 30 days after written notice from the Purchasers of such default, which notice shall state that it is a “Notice of Default” hereunder;

(e)            any representation or warranty made by the Company under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

(f)             the occurrence and continuation of a default by the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for borrowed money in excess of $10,000,000 in the aggregate of the Company, whether such Indebtedness now exists or shall hereafter be created resulting in such Indebtedness becoming or being declared due and payable or resulting in such Indebtedness being required to be repurchased, prepaid, defeased or redeemed;

(g)            the Company or any Significant Subsidiary of the Company commence a voluntary case or other proceeding seeking insolvency, bankruptcy, liquidation, winding up, administration, reorganization, arrangement, adjustment, protection or other relief or composition with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency, reorganization, relief of debtors or other similar law, including any proceeding under applicable corporate law seeking compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts, now or hereafter in effect or seeking the appointment of a trustee, receiver, receiver-manager, administrator, liquidator, custodian, monitor or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall admit in writing its inability to pay its debts generally or make a general assignment for the benefit of creditors, or shall become insolvent or fail generally to pay its debts as they become due;

(h)            an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking insolvency, bankruptcy, liquidation, winding up, administration, reorganization, arrangement, adjustment, protection or other relief or composition with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency, reorganization, relief of debtors or other similar law including any proceeding under applicable corporate law seeking compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts, now or hereafter in effect or seeking the appointment of a trustee, receiver, receiver-manager, administrator, liquidator, custodian, monitor or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(i)            [***]; or

(j)            there is entered against the Company or a Material Subsidiary (as defined in the Guarantee and Collateral Agreement) a final, enforceable and non-appealable judgment by a court of competent jurisdiction for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance (as to which the relevant insurance company has been notified of the claim and has not denied coverage) or another indemnity obligation from a third party which, to the Knowledge of the Company, is solvent and which third party has been notified of the claim under such indemnification obligation and not disputed that it is liable for such claim) and such judgment or order is not satisfied, vacated, discharged or stayed or bonded for a period of sixty consecutive days.

8.2            Acceleration; Rescission and Annulment.

(a)            After the occurrence and during the continuance of an Event of Default, the Requisite Purchasers or the Principal Purchaser at the direction of the Requisite Purchasers may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 8.1(g) or Section 8.1(h)  with respect to the Company occurs and is continuing, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become due and payable.

(b)            Notwithstanding anything to the contrary herein, the provisions of Section 8.2(a), however, are subject to the conditions that if, at any time after the principal of, premium, if any, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained as herein provided:

(i)            rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)            any and all Events of Default under this Agreement, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Requisite Purchasers, by written notice to the Company, may waive all defaults and Events of Default with respect to the Notes (other than a default or an Event of Default resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price, to pay or deliver, as the case may be, the number of Common Shares due upon conversion of a Note, or with respect to another covenant or provision of this Agreement or the Notes that cannot be modified or amended without the consent of each affected Holder) and may rescind and annul the declaration of acceleration resulting from such defaults or Events of Default (other than those resulting from the failure to pay the Fundamental Change Purchase Price or Redemption Price, to pay or deliver, as the case may be, the number of Common Shares due upon conversion of a Note, or with respect to another covenant or provision of this Agreement or the Notes that cannot be modified or amended without the consent of each affected Holder) and their consequences; provided, however, that no such rescission or annulment will extent to or will affect any subsequent default or shall impair any right consequent on such default.

8.3            Control by Majority. At any time, the Requisite Purchasers may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Principal Purchaser or of exercising any trust or power conferred on the Principal Purchaser. However, the Principal Purchaser may refuse to follow any direction that conflicts with law or this Agreement or that the Principal Purchaser determines to be unduly prejudicial to the rights of a Purchaser, or that would involve the Principal Purchaser in personal liability. Prior to taking any action hereunder, the Principal Purchaser will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

8.4            Limitation on Suits. No Purchaser may pursue a remedy with respect to this Agreement or the Notes unless:

(a)            such Purchaser has previously delivered to the Principal Purchaser written notice that an Event of Default has occurred and is continuing;

(b)            Purchasers holding at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Principal Purchaser a written request that the Principal Purchaser pursue a remedy with respect to such Event of Default;

(c)            such Purchaser or Purchasers have offered and, if requested, provided to the Principal Purchaser reasonable indemnity satisfactory to the Principal Purchaser against any loss, liability or other expense of compliance with such written request;

(d)            the Principal Purchaser has not complied with such written request within 60 days after receipt of such written request and offer of indemnity or security; and

(e)            during such 60-day period, the Requisite Purchasers did not deliver to the Principal Purchaser a direction inconsistent with such written request.

9.            CONDITIONS PRECEDENT. This agreement shall become effective and binding upon the parties hereto on the Execution Date only if the following conditions precedent have been satisfied:

(a)            The Purchasers and the Collateral Agent shall have received (i) a counterpart of this Agreement signed on behalf of each party hereto and (ii) a Note payable to each Purchaser signed by the Company;

(b)            The Company shall have executed the Collateral Documents, including the deed of hypothec between the Company and the Collateral Agent (the "Canadian Hypothec") and the Purchase and Sale Agreement;

(c)            The Purchasers shall have received true and complete copies of the charter documents and by-laws of the Company, the resolutions of the Board of Directors approving this Agreement, the transactions contemplated hereby and each Note Document to which it is or is to be a party and a list of the officers and directors authorized to sign agreements together with their specimen signatures;

(d)            The Purchasers shall have received, subject to Section 7.6, (i) all documents, instruments, financing statements or similar registration forms and notices of security shall have been properly registered, recorded and filed in all places which, (ii) searches shall have been conducted in all jurisdictions which, and (iii) deliveries of all consents, approvals, acknowledgements, confirmations, undertakings, subordinations, discharges, waivers, directions, negotiable documents of title and other documents and instruments to the Purchasers shall have been made which, in each case, are desirable or required to make effective the security and to ensure the perfection and the first-ranking priority of such security subject only to Permitted Liens which rank by law in priority;

(e)            The Purchasers shall have received opinions of US and Canadian counsel to the Company addressed to the Purchasers, the Principal Purchaser and the Collateral Agent relating to the status and capacity of the Company, the due authorization, execution and delivery and the validity and enforceability of the Note Documents to which the Company is a party, and, subject to Section 7.6, perfection of the security granted pursuant to the Collateral Documents to which the Company is a party, and such other matters as the Purchasers may reasonably request;

(f)            The Purchasers shall have received (a) confirmation of effective registration of the Canadian Hypothec to ensure the perfection and the first-ranking priority of such security subject only to Permitted Liens which rank by law in priority and (b) an opinion of counsel to the Company addressed to the Purchasers, the Principal Purchaser and the Collateral Agent relating to the effective registration of the security granted pursuant to the Canadian Hypothec; and

(g)            The Purchasers shall have received such other documents as any Purchaser shall have reasonably requested in connection with this Agreement and the other Note Documents.

10.          REPURCHASE AND REDEMPTION.

10.1          Repurchase Offer by the Company upon a Fundamental Change.

(a)            If a Fundamental Change occurs at any time, then the Company shall make an offer to each Purchaser to purchase for cash all of such Purchaser’s Notes on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”) and, prior to the Fundamental Change Expiration Time, the Purchaser shall have the right, at such Purchaser’s option, to accept the Company’s offer in respect of any or all of such Purchaser’s Notes, or any portion thereof in an Authorized Denomination.

(b)            On or before the fifth (5th) Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Purchasers a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change, the offer of the Company to purchase for cash all of the Purchaser’s Notes and the option of the Purchasers arising as a result thereof. Such notice shall be sent in accordance with Section 13.5 hereof. Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)            the Effective Date of the Fundamental Change, whether the Fundamental Change is a Make-Whole Fundamental Change, and, if so, the Effective Date of such Make-Whole Fundamental Change;

(iii)           the offer of the Company to purchase for cash all of the Purchaser’s Notes pursuant to Section 10.1;

(iv)           the last date on which a Purchaser may accept the purchase offer pursuant to Section 10.1;

(v)           the Fundamental Change Purchase Price;

(vi)          the Fundamental Change Purchase Date;

(vii)         the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change (including as a result of a Make-Whole Fundamental Change), if applicable;

(viii)        if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Purchaser may be converted only if such Purchaser withdraws the Fundamental Change Purchase Notice;

(ix)          that the Purchasers must exercise the purchase right prior to the Fundamental Change Expiration Time;

(x)            that the Purchasers shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(xi)            any procedures that Purchasers must follow to require the Company to purchase their Notes.

(c)            No failure of the Company to give the foregoing notices and no defect therein shall limit the Purchasers’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 10.1, except to the extent Purchaser is prejudiced thereby.

(d)            Following the offer by the Company to purchase the Notes in accordance with the Fundamental Change Company Notice, the Purchaser shall have the right, at the option of such Purchaser, to accept the offer of the Company to purchase the Notes under Section 10.1 by delivering to the Company of a duly completed notice (the “Fundamental Change Purchase Notice”), in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, prior to Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”).

(e)           The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i)            the portion of the principal amount of such Notes to be purchased, which must be an integral multiple of $1,000; and

(ii)            that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Agreement.

(f)            Upon receipt by the Company of a Fundamental Change Purchase Notice specified in Section 10.1(b), the Purchaser of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 10.1(g)) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Purchaser on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in this Section 10.1 have been satisfied, and subject to extensions to comply with applicable law) and (y) the time of delivery of such Note to the Company by the Purchaser thereof in the manner required by Section 10.1 (which, for the avoidance of doubt, may occur after the Fundamental Change Expiration Time).

(g)           A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Company in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time specifying:

(i)            the principal amount of the withdrawn Notes, which must be an integral multiple of $1,000, with respect to which such notice of withdrawal is being submitted;

(ii)            if previously delivered, the certificate numbers of the withdrawn Notes; and

(iii)            the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice which must be an integral multiple of $1,000.

The Company will promptly return to the respective Purchasers thereof any Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 10.1. If not previously delivered, following the Fundamental Change Expiration Time, (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 10.1(g)), the Purchaser shall be obligated to deliver the subject Notes in accordance with Section 10.1.

10.2          Deposit of Fundamental Change Purchase Price or Redemption Price. Prior to 12:00 p.m., New York City time, on the later of (x) Fundamental Change Purchase Date or Redemption Date and (y) the date the Purchaser delivers the subject Notes, the Company shall deposit with the Purchasers an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price or the Redemption Price, as applicable, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date or Redemption Date, as applicable. If the applicable Purchasers are wired cash sufficient to pay the Fundamental Change Purchase Price or the Redemption Price of the Notes for which a Fundamental Change Purchase Notice or Redemption Notice has been tendered and not withdrawn in accordance with this Agreement on the Fundamental Change Purchase Date or Redemption Date, as applicable, then, as of such Fundamental Change Purchase Date or Redemption Date (a) such Notes will cease to be outstanding and interest will cease to accrue thereon (whether or not such Notes have been delivered to the Company) and (b) all other rights of a Purchaser in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price or the Redemption Price, as applicable, and any previously accrued and unpaid interest on such Notes upon delivery of such Notes).

10.3          Notes Purchased or Redeemed in Whole or in Part. Any Note that is to be purchased or redeemed pursuant to this Section 10, whether in whole or in part, shall be surrendered to the Company (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Purchaser thereof or such Purchaser’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased or redeemed, the Company shall execute and deliver to the Purchaser of such Note, without service charge, a new Note or Notes, of any Authorized Denomination as requested by such Purchaser (or in the case of a Redemption, the Company) in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased or redeemed.

10.4          Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 10.1, the Company shall, in each case if required by law, (a) comply with Rule 13e-4, Regulation 14E and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Section 10 to be exercised in the time and in the manner specified under this Section 10.

10.5          Right of the Company to Redeem the Notes after March 27, 2027.

(a)            Except as provided in Section 10.5(b)(ii), the Company may not redeem the Notes at its option at any time before March 27, 2027.

(b)            Subject to the terms of this Section 10.5, (i) on or after March 27, 2027, the Company has the right, at its election, to redeem all, or any portion of the Notes in an Authorized Denomination, at any time and from time to time during such period, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per Common Share exceeds one hundred fifty percent (150%) of the Conversion Price on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) following the occurrence of a Fundamental Change, on or after the end of any Make Whole Fundamental Change Period relating to such Fundamental Change, the Company has the right, at its election, to redeem all, but not less than all, of the Notes for a cash purchase price equal to the Redemption Price.

(c)            The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than five (5), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided that in the case of a Redemption pursuant to Section 10.5(b)(ii), the Redemption Date may not be prior to the Business Day following the end of any Make Whole Fundamental Change Period.

(d)            The “Redemption Price” for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption.

(e)            To call any Notes for Redemption, the Company must send to each Purchaser of such Notes a written notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)            that the Notes have been called for Redemption, and briefly describing the Company’s Redemption right under this Agreement;

(ii)            the Redemption Date for such Redemption;

(iii)           the Redemption Price per $1,000 principal amount of Notes for such Redemption;

(iv)          that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(v)            the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption; and

(vi)            that Notes called for Redemption must be delivered to the Company for the Purchaser thereof to be entitled to receive the Redemption Price.

(f)            If less than all Notes then outstanding are called for Redemption, then:

(i)            the Notes will be selected by the Company pro rata from each Purchaser based on the amount of Notes originally purchased by each Purchaser; and

(ii)            if only a portion of a Note is subject to Redemption and such Note is converted in part following delivery of the Redemption Notice, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(g)            Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 10.2, the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Purchaser thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date such Note is delivered to the Company. Notes called for Redemption must be delivered to the Company for the Purchaser thereof to be entitled to receive the Redemption Price.

(h)            Notwithstanding the foregoing, to the extent that any portion of the Notes called for Redemption cannot be converted prior to the Redemption Date due to the Beneficial Ownership Limitation, such portion of the Notes that cannot be converted may not be redeemed and shall remain Outstanding, but from and after the Redemption Date shall accrue interest at a rate of 0.0% with respect to the principal amount outstanding of such non-redeemed portion of the Notes.

11.         SUCCESSOR COMPANY

11.1          Company May Consolidate, Etc. on Certain Terms. The Company shall not amalgamate or consolidate with, consummate a binding share exchange with, merge with or into or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless:

(a)            the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, shall be a corporation organized or incorporated and existing under the laws of the United States of America (or any State thereof or the District of Columbia) or the laws of Canada (or any province thereof) and the Successor Company (if not the Company) shall expressly assume, by an amendment in form and substance reasonably acceptable to the Requisite Purchasers, all of the obligations of the Company under the Notes and this Agreement; and

(b)            immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing under this Agreement with respect to the Notes.

Notwithstanding the foregoing, in the event that upon the occurrence of any such amalgamation, consolidation, binding share exchange, merger, amalgamation, sale conveyance or transfer permitted by this Section 11, the Notes would become convertible into, or exchangeable for, securities issued by a Person that is the direct or indirect parent entity (the “Successor Parent Entity”) of the resulting, surviving, transferee or successor corporation in such transaction, such Successor Parent Entity shall expressly assume, by an amendment in form and substance reasonably acceptable to the Requisite Purchasers, all of the obligations of the Company under the Notes and this Agreement, and such Successor Parent entity shall thereafter be deemed to be the “Successor Company” for all purposes under this Agreement (including this Section 11) and the Notes.

11.2          Rights of Successor Company. Upon any such amalgamation, consolidation, merger, amalgamation, conveyance, share exchange, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Agreement, and (except in the case of a lease) the Company shall be discharged from its obligations under the Notes and this Agreement except in the case of any such lease.

11.3          Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, amalgamation, share exchange, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by an amendment to this Agreement, executed and delivered to the Purchasers and reasonably satisfactory in form and substance to the Requisite Purchasers, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price and Redemption Price), if any, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company under this Agreement, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Agreement, with the same effect as if it had been named herein as the party of the first part. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, amalgamation, share exchange, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Agreement as of the date hereof or any successor that shall thereafter have become such in the manner prescribed in this Section 11 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Agreement.

12.          COLLATERAL AGENT

12.1         Appointment of Collateral Agent.

(a)            By acceptance of the Notes the Purchasers hereby designate, make, constitute and appoint Acquiom Agency Services LLC as the collateral agent and as Purchasers’ true and lawful attorney-in-fact acting in its capacity as collateral agent, to be the “Collateral Agent”, “Agent” or “Representative”, as the case may be, under the Note Documents and with respect to guarantees provided under the Guarantee and Collateral Agreement and the Collateral in which a security interest is to be granted in favor of the Collateral Agent for the ratable benefit of it and the Purchasers. In connection with the foregoing the Collateral Agent may take such actions under the provisions of the Note Documents and exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Note Documents, together with such actions and powers as are reasonably incidental thereto. The Collateral Agent hereby accepts such appointments and, in such capacity, agrees to hold any security granted to it as collateral for the ratable benefit of the Purchasers and the Collateral Agent in accordance with the terms of the Note Documents. The provisions of this Section 12.1 are solely for the benefit of the Collateral Agent and the Purchasers, and neither the Company, any subsidiaries or any other Person shall have any rights as a third party beneficiary of any of the provisions hereof.

(b)            Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be appointed as the attorney-in-fact of the Company subject to and in accordance with the provisions of the Collateral Documents.

12.2          Powers; Rights; General Immunity.

(a)            Rights, Powers, Privileges and Duties of Collateral Agent. Without limiting Section 12.1 hereof, the Collateral Agent: (i) shall be named as the Collateral Agent under the Note Documents with respect to the Collateral in which security interests are to be granted in favor of Collateral Agent for the ratable benefit of the Purchasers and the Collateral Agent, and any other documents relevant thereto, and (ii) shall be named in such capacity as a party plaintiff in any suit to foreclose or otherwise realize upon any such collateral or to enforce the rights granted to Collateral Agent as the secured party under any of the Note Documents. The Collateral Agent may at any time request written direction from the Principal Purchaser with respect to any action to be taken (or not taken) by the Collateral Agent pursuant to any of the Note Documents, including, without limitation, the execution and delivery of any termination, release or such other document requested by the Company pursuant to Section 7.15 of the Guarantee and Collateral Agreement, and the parties hereto acknowledge that the Collateral Agent shall, aside from certain ministerial matters, only act on the direction of the Principal Purchaser. The Collateral Agent may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization in respect of any action taken, suffered or omitted to be taken. All rights, powers, protections, immunities and indemnities afforded to the Collateral Agent in this Agreement shall apply to the Collateral Agent in each of the Note Documents as if same were set forth therein, mutatis mutandis.

(b)            No Responsibility for Certain Matters. The Collateral Agent shall not be responsible for: (i) the execution, effectiveness, genuineness, validity, enforceability, collectability, granting, continuation, maintenance or perfection of any security interest in the Collateral or otherwise granted in connection with the transactions contemplated by the Note Documents, (ii) the effectiveness, validity or enforceability of this Agreement or of any other Note Document, or (iii) any action taken or omitted to be taken by Collateral Agent in good faith with respect to the Collateral, including cash Collateral. Notwithstanding anything in the Note Documents to the contrary, and for the avoidance of doubt, the Collateral Agent shall not have any responsibility or liability for preparing, recording, filing, re-recording, or re-filing any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise ensuring the perfection, continuation or maintenance of any security interest granted herein or therein.

12.3         Exculpatory Provisions; Agent Rights.

(a)            Neither the Collateral Agent nor any other Person acting as the Collateral Agent’s attorney, agent or subagent hereunder will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein or in the other Note Documents, and its duties hereunder shall be administrative in nature. The permissive right of the Collateral Agent to take permitted actions under the Note Documents shall not be construed as an obligation or duty to do so. Without limiting the generality of the foregoing, the Collateral Agent:

(i)            shall not be subject to any fiduciary or other implied duties, regardless of whether a default has occurred and is continuing;

(ii)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or governing law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or other insolvency law or that may effect a forfeiture, modification or termination of property of a defaulting lender in violation of any such Applicable Law. For purposes of clarity, phrases such as “satisfactory to”, “approved by”, “acceptable to”, “as determined by”, “in the discretion of”, “selected by”, “requested by” the Collateral Agent and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its sole discretion;

(iii)          shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its affiliates that is communicated to or obtained by the Collateral Agent or any affiliate or agent thereof; and

(iv)          shall not have any liability or responsibility for any conversion or calculation performed in connection herewith or any information used in connection with any such conversion or calculation or for the action (or inaction) of any Person hereunder or under any other Note Document.

(b)            The Collateral Agent shall not be liable for any action taken or not taken by it: (x) with the written direction of any Purchaser, (y) as directed by a court of competent jurisdiction. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given to the Collateral Agent in writing by the Company or a Purchaser.

(c)            The Collateral Agent shall not be responsible for or have any duty to ascertain, investigate or inquire into: (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in any Note Document or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent; or (vi) whether the Requisite Purchasers have directed the Collateral Agent.

(d)            In no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e)            None of the provisions of the Note Documents shall require the Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f)            In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, pandemic, epidemic or disease, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other causes reasonably beyond its control; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(g)            The Collateral Agent shall not be responsible for and makes no representation as to the enforceability, validity or adequacy of any Note Document or for any security grant therein.

(h)            The Collateral Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, any notice, direction, request, certificate, consent, statement, instrument, opinion, document or other writing. The Collateral Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Collateral Agent shall have no liability or responsibility for any action (or inaction) taken in reliance on any notice, direction, request, certificate, consent, statement, instrument, opinion, document or other writing, including any direction of the Principal Purchaser or any Purchaser.

(i)            The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

12.4         Indemnification; Fees; Purchaser Backstop.

(a)            The Company hereby agrees to indemnify and hold harmless the Collateral Agent from any and all losses, damages, liabilities, taxes, claims and related expenses (including, without limitation, fees and expenses of any counsel for the Collateral Agent) incurred by the Collateral Agent or asserted against the Collateral Agent by the Company, any guarantor, any Purchaser, or any Person arising out of, in connection with or resulting from this Agreement or any other Note Documents or the transactions contemplated under any Note Document (including, without limitation, enforcement of this Agreement and the indemnification provided herein); provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses resulted solely from (i) the gross negligence or willful misconduct of the Collateral Agent or any of its sub-agents or (ii) any disputes solely among the Collateral Agent and its sub-agents, that do not arise from any act or omission of the Company or any guarantor, in each of clauses (i) and (ii), as determined by a court of competent jurisdiction in a final non-appealable order.

(b)            The Collateral Agent and the Company shall have entered into a fee letter agreement (the “Collateral Agent Fee Letter”) in form and substance reasonably satisfactory to the Collateral Agent and the Company. The Company covenants and agrees to pay to the Collateral Agent for its services (and any expenses, including attorney’s fees) in accordance with the Collateral Agent Fee Letter, dated as of March 26, 2023, by and between the Collateral Agent and the Company. The Collateral Agent Fee Letter is and shall be a Note Document for all purposes, and the Company agrees to pay fees and costs as and when due under the Collateral Agent Fee Letter and any amounts due thereunder shall be considered Indebtedness under the Note Documents secured by the Collateral.

(c)            To the extent that the Company for any reason fails to indefeasibly pay any amount owed to the Collateral Agent hereunder or under any Note Document, each Purchaser, jointly and severally, agrees to indemnify, defend and hold harmless the Collateral Agent and pay to the Collateral Agent (or any such attorney, agent, counsel or subagent) such unpaid amount.

12.5          Resignation; Appointment of Successor Collateral Agent. The Collateral Agent may at any time, resign as collateral agent and designate a date for resignation. The Purchasers agree to appoint a successor collateral agent on or prior to the date set for resignation. If no such successor has been appointed upon the date set for the resignation, the current collateral agent may appoint a successor collateral agent at the sole expense of the Company (including, without limitation, petitioning a court of competent jurisdiction for a successor).

12.6          Merger. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the corporate trust and agency business of the Collateral Agent shall be the successor of the Collateral Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

12.7          Hypothecary Representative. The Purchasers hereby irrevocably appoint and authorize the Collateral Agent to act as their hypothecary representative as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Collateral Agent, as hypothecary representative, under any Note Documents. To the extent that the Collateral Agent has been appointed as hypothecary representative for the Purchasers under any instrument creating security in favor of the gent by the grantor thereof, this Section 12.7 shall serve as a ratification of such appointment. The substitution of the Agent hereunder, also constitutes the substitution of the Agent as hypothecary representative as aforesaid.

12.8          Ratification. Any Person who becomes a Purchaser shall, upon becoming a Purchaser, be deemed to have consented to and confirmed the Collateral Agent as the Collateral Agent and hypothecary representative of the Purchasers, as the case may be, under and in connection with the relevant Note Document and to have ratified, as of the date it becomes a Purchaser, all actions taken by the Collateral Agent in such capacity.

12.9          Survival. The rights, protections and indemnities provided to the Collateral Agent hereunder (and under any Note Document) shall survive the termination of this Agreement and the other Note Documents, the satisfaction of any Indebtedness and obligations of the Company hereunder or under any other Note Document and the earlier resignation or removal of the collateral agent. The indemnity provisions, rights and protections set forth in this Article 12 are in addition to any other rights of the Collateral Agent and are not in diminution or limitation of other remedies or causes of action that the Collateral Agent may have under this Agreement, the other Note Documents or in law or equity.

13.          MISCELLANEOUS.

13.1          [Reserved].

13.2          Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to provisions regarding choice of laws. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Note Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the Company, the Principal Purchaser and the Purchasers irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Note Documents or the actions of the Principal Purchaser or any Purchaser in the negotiation, administration, performance or enforcement thereof.

13.3            Successors and Assigns.

(a)            Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Except as contemplated by Section 11, without the prior written consent of the Requisite Purchasers, the Company may not assign any of its rights or obligations under this Agreement or any Note. Any Purchaser may assign, without the consent of the Company, its Notes and together with its obligations and rights under the Note Documents to any Person, including to any third party or to one or more of its Affiliates, provided that such assignment is not made to a pharmaceutical company developing or commercializing therapies for the treatment of PSVT (as defined in the Purchase and Sale Agreement) or atrial fibrillation. This Agreement and the other Note Documents shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns. Any purported assignment in violation of this Section 13.3(a) shall be null and void.

(b)            The Company shall maintain a copy of the assignment documentation provided to it by any Purchaser (or any registered assign) and a register for the recordation of the names and addresses of the Purchasers, and the principal amounts (and stated interest) of each Note owing to each Purchaser (or any registered assign) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company and each Purchaser (and registered assign) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Purchaser (or registered assign) at any reasonable time and from time to time upon reasonable prior notice.

13.4            Entire Agreement. This Agreement and the Notes, and the Exhibits and Schedules hereto and thereto (all of which are hereby expressly incorporated herein by this reference) constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.5            Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by courier or express delivery service or by e-mail) to the address or e-mail address set forth beneath the name of such party on its signature page to this Agreement (or to such other address or e-mail address as such party will have specified in a written notice given to the other parties hereto). Notice shall be deemed given when sent electronically (via email), provided that a confirming copy of such notice shall be sent in print form, unless the sender receives an acknowledgement of receipt of the electronic notice (e.g., reply email). In the event that notice is given to the Company, a courtesy copy, which shall not constitute notice, shall also be provided to Cooley LLP, 3 Embarcadero Center, 20th Floor, San Francisco, CA 94111-4004; Attention: Gian-Michele a Marca, Jason Savich; Email: gmamarca@cooley.com, jsavich@cooley.com.

13.6            Amendments and Termination. Any term of this Agreement and any Note may be amended only with the written consent of the Company, the Principal Purchaser and the Requisite Purchasers. However, no amendment may, without the consent of all affected Purchasers (a) reduce the percentage of Purchasers required to take or approve any action hereunder or thereunder; (b) reduce the amount or change the time of payment of any amount owing or payable with respect to any Note or change the rate of interest or the manner of calculation of interest payable with respect to any Note; (c) alter or modify in any respect, or waive, the provisions with respect to the conversion or redemption of the Notes; or (d) except as contemplated by Section 11 herein, consent to any assignment of the Company’s rights under the Note Documents.

13.7            Titles and Subtitles. The titles of the sections and clauses of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

13.8            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Electronic delivery of an executed counterpart of a signature page (including, without limitation, by e-mail of a scanned signature page or electronic signature via DocuSign) shall be effective as delivery of an original executed counterpart.

13.9            Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

13.10            Expenses. The Company agrees to reimburse the Principal Purchaser on demand for the reasonable costs and expenses of one US counsel and one Canadian counsel for the Principal Purchaser actually incurred in connection with (a) the preparation, execution, delivery, perfection, administration, modification and amendment of, or any consent or waiver under, the Note Documents; and (b) the enforcement of the Note Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including the reasonable documented fees and expenses of counsel for the Principal Purchaser and each Purchaser with respect thereto); provided that the costs and expenses incurred pursuant to clause (a) reimbursable by the Company, together with the Transaction Expenses (as defined under the Purchase and Sale Agreement), [***], subject to increase upon mutual agreement of the Principal Purchaser and the Company.

13.11            Allocation of Payments. The Purchasers acknowledge that the Notes are pari passu obligations against each of the other Notes. Each payment of interest or principal on the Notes shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid balances of principal outstanding thereunder. If any Purchaser shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest under any of his, her or its Notes or other obligations hereunder in an amount in excess of his, her or its pro rata share thereof as provided herein, then such Purchaser shall forthwith pay such excess to the Principal Purchaser which amount the Principal Purchaser shall thereupon pay to the Purchasers on a pro rata basis.

13.12            Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law, including Section 347 of the Criminal Code (Canada) (the “Maximum Rate”). If any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Purchasers exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

13.13            Payments on Notes.

(a)            All payments made in respect of this Agreement (including, without limitation, the payment of any amounts in respect of principal, interest and delivery of any Common Shares) shall be made in full without set off, compensation or counterclaim, and without any deduction or withholding, unless such deduction or withholding is required by law or regulation or by governmental policy having the force of law. If any taxes levied by or on behalf of Canada or any other jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is, for tax purposes, organized or resident or doing business or through which payment is made or deemed to be made (each such jurisdiction, subdivision or authority, as applicable, a “Relevant Taxing Jurisdiction”) are required to be deducted or withheld from any payments or deliveries made under or with respect to this Agreement, then: (i) the Company will pay to the Purchasers under this Agreement such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the Purchaser after such withholding or deduction (and after withholding or deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Purchaser had no such deduction or withholding occurred; (ii) the Company shall make such deductions or withholdings, and (iii) the Company shall immediately pay the full amount deducted or withheld to the relevant governmental entity or taxation authority in accordance with law.

(b)            The Company will pay and indemnify each Purchaser for any present or future stamp, issue, registration, transfer, court, documentary, excise or property taxes (“Transfer Taxes”) levied by any Relevant Taxing Jurisdiction in connection with the execution, delivery, registration, issuance or enforcement of this Agreement or the receipt of any payments or deliveries (including of any Notes) with respect to this Agreement.

(c)            The Company shall indemnify the Purchaser for the full amount of taxes (including, without limitation, any withholding) or Transfer Taxes (including, without limitation, any taxes or Transfer Taxes imposed on the Purchaser by any jurisdiction on amounts payable by the Company under this Section 13.13) paid by the Purchaser and any liability (including penalties, interest and expenses) arising from or with respect to such taxes or Transfer Taxes, whether or not they were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Purchaser makes written demand for it. A certificate as to the amount of such taxes or Transfer Taxes submitted to the Company by the Purchaser shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Purchaser.

(d)            If the Company is required to make any deduction or withholding from any payments or deliveries with respect to this Agreement, then the Company will deliver to the applicable Purchaser official tax receipts (or, if, after expending reasonable efforts, the Company is unable to obtain such receipts) other evidence of payments evidencing the remittance to the relevant tax authorities of the amounts so deducted or withheld.

(e)            Except for any taxes or Transfer Taxes imposed on the Purchasers in respect of any amounts payable by the Company under this Section 13.13, the Company will not be required to pay Additional Amounts to the Purchaser or to indemnify the Purchaser for (i) any taxes or Transfer Taxes imposed on the Purchaser solely by reason of the existence of any present or former connection between the Purchaser and the Relevant Taxing Jurisdiction (other than a connection resulting from the acquisition or holding of the Notes or from the receipt or enforcement of payments or deliveries thereunder), including such Purchaser being or having been a national, domiciliary or resident, or treated as a resident, of, or being or having been physically present or engaged in a trade or business, or having had a permanent establishment, in, such Relevant Taxing Jurisdiction, and (ii) any Canadian federal withholding taxes imposed on the payment as a result of such payment having been made to a Purchaser that, at the time of making such payment, (A) is a Person with which the Company does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) or (B) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of the Company or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder;” provided however, that none of the Purchasers as of the Closing Date shall be considered a “specified shareholder” for the purpose of Section 13.13(e)(ii)(B) unless and to the extent that (1) a Purchaser, or a Person that does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with any of the Purchasers, acquires Common Shares or a right to acquire Common Shares after the Closing Date (except if (I) the relative percentage of (x) Common Shares that are considered to be owned for the purposes of subsection 18(5) of the Income Tax Act (Canada) by the Purchasers and Persons that do not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with any of the Purchasers, over (y) the issued and outstanding Common Shares is not higher than (II) the relative percentage of Common Shares considered to be owned by the Purchasers for the purposes of subsection 18(5) of the Income Tax Act (Canada) immediately following the Closing) and (2) as a result of or arising from such acquisition, any payments made to the Purchasers under this Agreement are subject to additional Canadian federal withholding taxes.

(f)            If the Purchaser receives a refund of any taxes or Transfer Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid Additional Amounts, in each case, pursuant to this Section 13.13, it shall pay to the Company an amount equal to such refund (but only to the extent of indemnity payments made, or Additional Amounts paid, under this Section 13.13 with respect to the taxes or Transfer Taxes giving rise to such refund), net of all out-of-pocket expenses (including any taxes) of the Purchaser and without interest (other than any interest paid by the relevant taxing authority with respect to such refund), provided that the Company agrees promptly to repay the amount paid over to it (plus any penalties, interest or other charges imposed by the relevant taxing authority) to the Purchaser in the event the Purchaser is required to repay such refund to such taxing authority. The Purchaser shall, at the Company’s request, provide the Company with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the Relevant Taxing Jurisdiction (provided that the Purchaser may delete any information therein that it considers to be confidential). Notwithstanding anything to the contrary, in no event will the Purchaser be required to pay any amount to the Company pursuant to this Section 13.13 the payment of which would place the Purchaser in a less favorable net after tax position than the Purchaser would have been in if the tax subject to indemnification (or in respect of which Additional Amounts were paid) and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts giving rise to such refund or reduction had never been paid. In addition, this Section 13.13 shall not be construed to require the Purchaser to make available its tax returns (or any other information relating to taxes which it deems confidential) to the Company or any other person, to arrange its affairs in any particular manner or to claim any available refund.

(g)            All references in this Agreement to any payment on, or delivery with respect to, this Agreement will, to the extent that Additional Amounts or indemnification payments are payable in respect thereof, be deemed to include the payment of such Additional Amounts and indemnification payments.

(h)            The Company agrees (i) to pay any and all stamp, court or documentary, intangible, recording, filing or similar Taxes that arise in respect of this Agreement or the Note, (ii) that absent a change in applicable U.S. tax law after the date hereof, it will not treat any conversion of the Note into Conversion Shares pursuant to the terms of Section 4 as a taxable transaction for U.S. federal income tax purposes without the prior written consent of the Purchasers (not to be unreasonably withheld, conditioned or delayed), and (iii) with respect to any taxable year (or portion thereof) ending after any conversion of the Note for which the Company or any of its subsidiaries is or reasonably may be deemed a passive foreign investment company within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the applicable Purchaser(s), to provide such Purchaser(s) within 65 days after the end of such taxable year with a PFIC Annual Information Statement meeting the requirements of U.S. Treasury Regulations Section 1.1295-1(g) and with access to such other information regarding the Company as may be required for purposes of filing U.S. federal income tax returns in connection with a “Qualified Electing Fund” election pursuant to Section 1295 of the Code (or any successor thereto).

(i)            The obligations set forth in this Section 13.13 will survive the termination of this Agreement.

13.14            Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by it to save it and any of its agents harmless and such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the UCC have been satisfied, then, in the absence of notice to the Company that such Note has been acquired by a bona fide purchaser, the Company shall execute in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 13.14, the Company may require payment by the applicable Purchaser of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

Every new Note issued pursuant to this Section 13.14 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 13.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

13.15            Accounting Matters. It is the intent of the parties hereto that this Agreement and the Notes will not give rise to derivative or “mark-to-market” liability accounting. To the extent that such accounting treatment is required, the parties will use commercially reasonable efforts to make such modifications to the Agreement and the Note as may be reasonably required to eliminate such accounting treatment, provided that no such revisions shall substantively affect the rights or obligations of the parties hereunder.

13.16            Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Purchaser in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Purchaser could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

The obligations of the Company in respect of any sum due in the Original Currency from it to a Purchaser under any of the Note Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by a Purchaser of any sum adjudged to be so due in the Other Currency, such Purchaser may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to a Purchaser in the Original Currency, the Company agrees, as a separate obligation and notwithstanding the judgment, to indemnify such Purchaser, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such Purchaser in the Original Currency, such Purchaser shall remit such excess to the Company.

14.            REGISTRATION RIGHTS OF PURCHASERS.

14.1            Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than 45 days after the Closing Date (the “Filing Deadline”), file with the Commission a Registration Statement (the “Registration Statement”) under the Securities Act on appropriate form covering the resale of the full amount of the Conversion Shares (the “Registrable Securities”). If eligible, the Company shall file the Registration Statement on Form S-3 ASR pursuant to Rule 462(e) under the Securities Act. If the Company is not at the time of filing eligible to use Rule 462(e) under the Securities Act, then the Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the date (the “Effectiveness Deadline”), which shall be either (a) in the event that the Commission does not review the Registration Statement, 90 days after the Closing Date, or (b) in the event that the Commission reviews the Registration Statement, 120 days after the Closing Date (but in any event, no later than three Business Days following the Commission indicating that it has no further comments on the Registration Statement). Subject to any comments from the staff of the Commission (the “Staff”), such Registration Statement shall include the plan of distribution attached hereto as Exhibit B; provided, however, that no Purchaser shall be named as an “underwriter” in the Registration Statement without the Purchaser’s prior written consent. Such Registration Statement shall not include any Common Shares or other securities for the account of any other holder without the prior written consent of the Requisite Purchasers.

14.2            Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If either: (a) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (i) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (ii) not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Reporting Period and after the Effectiveness Deadline, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than (i) during an Allowable Grace Period or (ii) if the Registration Statement is on Form S-1, for a period of 15 days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of Common Shares) (a “Maintenance Failure”), then, in satisfaction of the damages to any holder of Registrable Securities by reason of any such delay in or reduction of its ability to sell the underlying Common Shares, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement additional interest (“Additional Interest”) on the Notes in the same manner as the interest on such Note pursuant to Section 3.2 for each day (x) from the day a Filing Failure occurs until such Filing Failure is cured; (y) from the day an Effectiveness Failure occurs until such Effectiveness Failure is cured; and (z) from the day a Maintenance Failure occurs until such Maintenance Failure is cured (each such period referred to in clause (x), (y) or (z), a “Failure Period”). Additional Interest will accrue at a rate per annum equal to 0.25% for the first 90 days of any Failure Period and thereafter at a rate per annum equal to 0.50%. No Additional Interest shall be required following the termination of the Reporting Period.

14.3            Rule 415; Cutback. If at any time the Staff takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Purchaser to be named as an “underwriter,” the Company shall use its reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Purchasers is an “underwriter.” In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 14.3, the Staff refuses to alter its position, the Company shall (a) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Securities”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Purchaser as an “underwriter” in such Registration Statement without the prior written consent of such Purchaser. Any cutback imposed on the Purchasers pursuant to this Section 14.3 shall be allocated among the Purchasers on a pro rata basis, unless the SEC Restrictions otherwise require or provide or the Purchasers otherwise agree. No liquidated damages shall accrue as to any Cut Back Securities until such date as the Company is able to effect the registration of such Cut Back Securities in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Securities). From and after the Restriction Termination Date applicable to any Cut Back Securities, all of the provisions of this Section 14 (including the liquidated damages provisions in Section 14.2) shall again be applicable to such Cut Back Securities; provided, however, that (x) the Filing Deadline for the Registration Statement including such Cut Back Securities shall be twenty (20) Business Days after such Restriction Termination Date, and (y) the Effectiveness Deadline with respect to such Cut Back Securities shall be the 90th day immediately after the Restriction Termination Date or the 120th day if the Staff reviews such Registration Statement.

14.4            Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 14.1 hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations (to the extent applicable):

(a)            The Company shall submit to the Commission, within three Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the Commission or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to each Purchaser’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(b)            The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(c)            Upon request of a Purchaser, the Company shall furnish to such Purchaser without charge, (i) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Purchaser, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(d)            The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver one copy of such supplement or amendment to the Purchasers (or such other number of copies as the Purchasers may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchasers in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by email on the same day of such effectiveness), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(e)            The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(f)            [Reserved.]

(g)            [Reserved.]

(h)            The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless and solely to the extent (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchasers and allow the Purchasers, at each Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.

(i)            The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(j)            If requested by a Purchaser, the Company shall, as soon as practicable, (i) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(k)            The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)            The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(m)            Within two Business Days after a Registration Statement that covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchasers) confirmation that such Registration Statement has been declared effective by the Commission.

(n)            Notwithstanding anything to the contrary herein, at any time after the Effectiveness Deadline, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided that the Company shall promptly (i) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers) and the date on which the Grace Period will begin, and (ii) notify the Purchasers in writing of the date on which the Grace Period ends; and, provided further, that the Grace Periods shall not exceed an aggregate of 30 Trading Days during any 365-day period and the first day of any Grace Period must be at least 15 days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (i) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 14.4(e) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 14.4(d) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(o)            Neither the Company nor any Subsidiary or Affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Permitted Exchange without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

14.5            Obligations of the Purchasers.

(a)            At least five Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser in writing of any information the Company requires from such Purchaser in order to have that Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request, including the completion of a selling shareholder questionnaire.

(b)            Each Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Purchaser has notified the Company in writing of the Purchaser’s election to exclude all of the Purchaser’s Registrable Securities from such Registration Statement.

(c)            Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 14.4(e) or the first sentence of Section 14.4(d), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 14.4(e) or the first sentence of Section 14.4(d) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of the Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 14.4(e) or the first sentence of Section 14.4(d) and for which the Purchaser has not yet settled.

(d)            Each Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

14.6            Expenses of Registration. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 14, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Notwithstanding the foregoing, in no event shall the Company be responsible for underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to Registrable Securities being sold or offered for sale by the Purchasers.

14.7            Reports under the Exchange Act. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period;

(b)            file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)            furnish to the Purchasers, so long as any Purchaser owns Registrable Securities, promptly upon request during the Reporting Period: (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

14.8            Assignment of Registration Rights. The rights under this Section 14 shall be automatically assignable by a Purchaser to any transferee of all or any portion of the Purchaser’s Registrable Securities if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement, including without limitation, Section 13.3(a) hereof. Following any such transfer in accordance with this Section 14.8, the Company shall thereafter use commercially reasonable efforts to amend or supplement the selling shareholder table contained in the Registration Statement to reflect such change in beneficial ownership of the affected Registrable Securities.

14.9            Indemnification.

(a)            Company Indemnification. The Company will indemnify each Purchaser who holds Registrable Securities (if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected), each of its and the Principal Purchaser’s respective officers and directors, partners, members, employees and each person controlling such Purchaser and the Principal Purchaser within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such Registration Statement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (ii) any violation by the Company of the Securities Act, the Exchange Act, state, provincial or territorial securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration; and in each case, the Company will reimburse each such Purchaser and Principal Purchaser, each of its respective officers and directors, partners, members, employees and each person controlling such Purchaser and the Principal Purchaser, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (A) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser, the Principal Purchaser or controlling person, and stated to be specifically for use therein, (B) the use by a Purchaser or the Principal Purchaser of an outdated or defective prospectus after the Company has notified such Purchaser or Principal Purchaser in writing that the prospectus is outdated or defective or (C) a Purchaser’s (or any other indemnified person’s) failure to send or give a copy of the prospectus or supplement (as then amended or supplemented), if required, pursuant to Rule 172 under the Securities Act (or any successor rule) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such prospectus or supplement.

(b)            Purchaser Indemnification. Each Purchaser holding Registrable Securities will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration is being effected, severally and not jointly, indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of Section 15 of the Securities Act, each of its officers and directors and each person controlling such holder within the meaning of Section 15 of the Securities Act (“Company Indemnified Parties”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, and only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Purchaser and stated to be specifically for use therein, or (ii) any violation by such Purchaser of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Purchaser, and, in each case, such Purchaser will reimburse the Company Indemnified Parties for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the indemnity agreement contained in this Section 14.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Purchaser. The liability of any Purchaser for indemnification under this Section 14.9(b) in its capacity as a seller of Registrable Securities shall not exceed the amount of net proceeds to such Purchaser of the securities sold in any such registration.

(c)            Notice and Procedure. Each party entitled to indemnification under this Section 14.9 (each, an “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided, further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)            Contribution. If the indemnification provided for in this Section 14.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in no event shall any contribution by a Purchaser hereunder exceed the proceeds from the offering received by such Purchaser. The amount paid or payable by a party as a result of any loss, claim, damage or liability shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 14.9 was available to such party in accordance with its terms.

(e)            Survival. The obligations of the Company and the Purchasers under this Section 14.9 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 14.9 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement to be effective as of the date first above written.

MILESTONE PHARMACEUTICALS INC., as the Company

By:	/s/ Amit Hasija
Name:	Amit Hasija
Title:	Chief Financial Officer

Address: [***]

Email: [***]

Signature Page to Note Purchase Agreement

ACQUIOM AGENCY SERVICES LLC,
as the Collateral Agent

By:	/s/ S. McCraw Davis

Address: [***]

Email: [***]

Signature Page to Note Purchase Agreement

RTW INVESTMENTS, LP,
as the Principal Purchaser

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner

Address: [***]

Email: [***]

Signature Page to Note Purchase Agreement

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Director

Address: [***]

Email: [***]

Note Principal Purchased at Closing:

[***]

Signature Page to Note Purchase Agreement

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Director

Address: [***]

Email: [***]

Note Principal Purchased at Closing:

[***]

Signature Page to Note Purchase Agreement

RTW Venture fund limited

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner

Address: [***]

Email: [***]

Note Principal Purchased at Closing:

[***]

Signature Page to Note Purchase Agreement

Schedule A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.6 based on the Stock Price and the dates set forth below.

	Common Share Price
Make-Whole Fundamental Change Effective Date	$3.60	$4.00	$5.00	$5.2341	$6.00	$8.00	$10.00	$12.50	$15.00	$17.50	$20.00
March 28, 2023	86.7222	73.1775	49.7220	45.6927	35.0517	18.4525	9.9450	4.3944	1.6347	0.3514	0.0000
March 31, 2024	86.7222	73.1775	49.7220	45.6927	35.0517	18.1888	9.6480	4.1936	1.5480	0.3514	0.0000
March 31, 2025	86.7222	73.1775	49.5160	45.1424	33.7817	16.7850	8.5700	3.5136	1.1727	0.1983	0.0000
March 31, 2026	86.7222	73.1775	46.9400	42.4428	30.9383	14.4038	6.8800	2.5304	0.6807	0.0434	0.0000
March 31, 2027	86.7222	71.3325	42.3140	37.6970	26.1950	10.8138	4.5580	1.3408	0.1987	0.0000	0.0000
March 31, 2028	86.7222	65.5625	33.7060	28.9696	17.8817	5.5138	1.7340	0.2552	0.0000	0.0000	0.0000
March 31, 2029	86.7222	58.9450	8.9460	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Schedule B
Existing Indebtedness

None.

Schedule C
Post-Execution Date Matters

1.	No later than five (5) Business Days after the Execution Date, the Company shall deliver the following stock certificate and power to the Collateral Agent:

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares / Interest	Accompanying Power (Y/N)
Milestone Pharmaceuticals USA, Inc.	Milestone Pharmaceuticals, Inc.	1	100	Y

2.	No later than ten (10) days after the Closing , the Company shall provide a schedule of all deposit accounts, securities accounts and commodities accounts (excluding any Excluded Account (as defined in the Guarantee and Collateral Agreement)) ("Closing Date Accounts"). No later than sixty (60) days after the Closing Date, the Company shall deliver a control agreement executed by the applicable depository institution or intermediary, the applicable Grantor and the Collateral Agent with respect to each such Closing Date Account; provided that the Company shall use commercially reasonable efforts to deliver such executed control agreements with regards to any Closing Date Account held in Canada.

3.	On or prior to the Closing Date, subject to Section 13.10, all fees and other amounts then payable under the Note Documents have been paid in full to the Collateral Agent and the Purchasers (including any attorneys fees).

Schedule D
Individuals of the Company

1.	Joseph Oliveto

2.	Amit Hasija

3.	David Bharucha

4.	Lorenz Muller

5.	Jeff Nelson

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

THIS NOTE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF MILESTONE PHARMACEUTICALS INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)            TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 28, 2023.

Milestone Pharmaceuticals Inc.

6.0% Convertible Senior Secured Notes due 2029

Principal Amount $      [          ]

Milestone Pharmaceuticals Inc., a corporation existing under the Business Corporations Act (Québec), (the “Company”), promises to pay to [          ] or registered assigns, the principal amount of [add principal amount in words] $[          ], on March 31, 2029 (the “Maturity Date”).

Interest Payment Dates: March 31, June 30, September 30, and December 31 of each year, commencing June 30, 2023.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, Milestone Pharmaceuticals Inc. has caused this instrument to be signed manually or electronically by one of its duly authorized Officers.

MILESTONE PHARMACEUTICALS INC.

By:

Name:

Title:

[FORM OF REVERSE OF NOTE]

Milestone Pharmaceuticals Inc.

6.0% Convertible Senior Secured Notes due 2029

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Note Purchase Agreement dated as of March 27, 2023 (the “Note Purchase Agreement”) by and among the Company, the Purchasers party thereto, and Acquiom Agency Services LLC, as collateral agent for the Purchasers, and reference is hereby made to the Note Purchase Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of a conflict between the terms of the Note Purchase Agreement and this Note, the terms of the Note Purchase Agreement shall govern.

The Notes will bear cash interest at a rate of 6.0% per year until maturity (the “Cash Interest”) except as otherwise provided in Section 10.5(h). Interest on the Notes will accrue from, and including, the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from, and including, the Closing Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30- day months. Interest will be paid quarterly in arrears on each Interest Payment Date. Notwithstanding the foregoing, until March 31, 2026, the Company may elect to defer payment of accrued but unpaid interest on the unpaid principal amount of the Notes and the amount of such deferred accrued but unpaid interest shall be added to the principal amount of the outstanding Notes (the “PIK Interest”). The Company shall be required to give written notice to the Principal Purchaser to elect no later than three (3) Business Days prior to each Interest Payment Date prior to the third anniversary of the Closing Date whether it shall pay Cash Interest or PIK Interest. If the Company fails to give timely written notice to elect a form of interest payment, then the Company will be deemed to have elected PIK Interest for such Interest Payment Date. Any PIK Interest on the Notes will increase the principal amount of the Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). Any references to the principal amount of any Note herein shall mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any interest provided for as PIK Interest. Following an increase in the principal amount of the outstanding Notes as a result of PIK Interest, the Notes will bear interest on such increased principal amount from and after the date of such increase. Notwithstanding anything to the contrary in this Note Purchase Agreement or the Notes, the payment of accrued and unpaid interest in connection with any redemption of the Notes pursuant to Section 10.5 or on the Maturity Date shall be made solely in cash.

This Note does not benefit from a sinking fund.

As provided in and subject to the provisions of the Note Purchase Agreement, upon the occurrence of a Fundamental Change the holder of this Note will have the right, at such holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1.00 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Note Purchase Agreement, the holder hereof has the right, at its option, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1.00 in excess thereof, into an amount of Common Shares and cash in lieu of fractional interests in Common Shares as determined in accordance with Article 4 of the Note Purchase Agreement. Accrued but unpaid interest on a Note will be paid in respect of Notes submitted for conversion in accordance with Section 4.3 of the Note Purchase Agreement.

As provided in and subject to the provisions of the Note Purchase Agreement, the Company has the right to redeem the Notes.

The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Note Purchase Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes to be effected under the Note Purchase Agreement at any time by the Company, the Principal Purchaser and the Requisite Purchasers. The Note Purchase Agreement also contains provisions permitting the Requisite Purchasers to waive certain past defaults under the Note Purchase Agreement and their consequences. Any such waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Note Purchase Agreement, the holder of this Note shall not have the right to institute any proceeding with respect to the Note Purchase Agreement, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such holder shall have previously given the Principal Purchaser written notice of a continuing Event of Default with respect to the Note, Purchasers holding at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Principal Purchaser a written request that the Principal Purchaser pursue a remedy with respect to such Event of Default and offered the Principal Purchaser indemnity satisfactory to it, and the Principal Purchaser shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity, and shall not have received from the Requisite Purchasers a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price, and the amount of Common Shares due upon conversion of this Note or after the respective due dates expressed in the Note Purchase Agreement.

No reference herein to the Note Purchase Agreement and no provision of this Note or of the Note Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), premium, interest on and the amount of Common Shares due upon conversion of this Note at the time, place and rate, and in the coin and currency herein prescribed.

As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1.00 in excess thereof. As provided in the Note Purchase Agreement and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

The Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Note Purchase Agreement and the Collateral Documents. The Notes are guaranteed as set forth in the Guarantee and Collateral Agreement.

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require proof of payment of any transfer tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Note Purchase Agreement shall have the meanings assigned to them in the Note Purchase Agreement. If any provision of this Note limits, qualifies or conflicts with a provision of the Note Purchase Agreement, such provision of the Note Purchase Agreement shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	Milestone Pharmaceuticals Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (whose principal amount equals $1,000 or an integral multiple of $1.00 in excess thereof) below designated, into an amount of Common Shares and cash in lieu of fractional interests in Common Shares in accordance with the terms of the Note Purchase Agreement referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Note Purchase Agreement, if this notice is being delivered during the period after the Close of Business on a regular Record Date to the Open of Business on the Interest Payment Date corresponding to such regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any Common Shares is to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Note Purchase Agreement.

Principal amount to be converted (if less than all):

$

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Fill in if a check is to be issued, or Common Shares or Notes are to be registered, otherwise than to or in the name of the registered holder of this Note.

(Name)

(Address)

Please print name and address
(including zip code)

(Social Security or other Taxpayer
Identifying Number)

Dated:

Signature(s)

(Sign exactly as such Person’s name appears above)

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:	Milestone Pharmaceuticals Inc.

The undersigned registered owner of this Note hereby requests and instructs Milestone Pharmaceuticals Inc. to pay to the registered holder hereof, in accordance with the applicable provisions of the Note Purchase Agreement referred to in this Note, the Fundamental Change Purchase Price on the Fundamental Change Purchase Date pursuant to Section 10.1 of such Note Purchase Agreement.

Principal amount to be purchased (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,

hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints to transfer the said Note on the books of the Company, with full power of substitution in the premises.

The undersigned hereby certifies that such transfer complies with Section 13.3 of the Note Purchase Agreement.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in such Note, the undersigned confirms that such Note is being transferred:

To Milestone Pharmaceuticals Inc. or a subsidiary thereof; or

Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

TO BE COMPLETED BY PURCHASER IF THE THIRD BOX ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

Unless one of the above boxes is checked, the Company will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof, provided that if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Company shall not be obligated to register this Note in the name of any Person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B

PLAN OF DISTRIBUTION

The selling shareholders, which shall include donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein: ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	to or through underwriters or broker-dealers;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.